Exhibit 99.1

. Mack-Cali Realty Corporation Supplemental Operating and Financial Data 4Q 2017

Table of Contents Company Highlights Page Company Overview 4 Key Financial Metrics 6 Net Asset Value 7 Financial Schedules 11 Debt Statistics 18 Joint Ventures 21 Investment Activity 22 Guidance 24 Office Portfolio Property Listing 27 Office Operating Schedules 29 Roseland Residential Portfolio Roseland Highlights 35 Financial Statements 37 Roseland Operating Schedules 39 4Q 2017 2 This Supplemental Operating and Financial Data should be read in connection with the company’s fourth quarter 2017 earnings press release (included as Exhibit 99.2 of the company’s Current Report on Form 8-K, filed on February 21, 2018) as certain disclosures, definitions and reconciliations in such announcement have not been included in this Supplemental Operating and Financial Data. Harborside - Jersey City, NJ (Ongoing Transformation) Port Imperial South Building 8/9 - Weehawken, NJ (Projected Start 2018) 25 Christopher Columbus - Jersey City, NJ (Projected Start 2018)

Company Highlights 4Q 2017

Company Overview

Corporate Profile

Mack-Cali (CLI) is a fully integrated REIT with a dual asset platform comprised of core office and growing residential holdings. We are geographically focused on the Hudson River waterfront and transit based locations targeting cash flow growth through all economic cycles.

Company Objectives

Mack-Cali's office portfolio strives to achieve the highest possible rents in targeted markets with a continuous focus on improving the quality of our office portfolio.

Mack-Cali's residential portfolio, via our Roseland Residential platform, is a market-leading residential developer and owner of Class A properties. We expect continued growth and cash flow contribution from our Roseland holdings as our development pipeline of active construction projects and planned starts is put into service.



Urby Harborside, Jersey City, NJ
(Stabilized)

Key Statistics	4Q 2017	3Q 2017
Company		
Market Capitalization	$5.2 billion	$5.5 billion
Net Asset Value (Midpoint)	$3.8 billion	$3.7 billion
Core FFO	$50.2 million	$57.8 million
Core FFO Per Diluted Share	$0.50	$0.57
AFFO	$37.7 million	$39.6 million
Office Portfolio		
Square Feet of Office Space	17.1 million	17.9 million
Consolidated In-Service Properties	142	147
% Leased Office (Excl. Non-Core)	87.6%	90.1%
GAAP Rental Rate Roll-Up (Excl. Non-Core)	17.9%	14.6%
Cash Rental Rate Roll-Up (Excl. Non-Core)	9.6%	-0.6%
Residential Portfolio		
Operating Residential Units	5,826	5,826
% Leased for Stabilized Residential	96.6%	97.4%
In-Construction Residential Units/Keys[1]	1,944	2,300

Notes:
Change in unit count reflects the addition of Riverwalk C, which commenced construction in December 2017, as well as the removal of Roseland's Philadelphia projects and 233 Canoe Brook as the Company evaluates options for those projects.

4Q 2017 Company Highlights 4

5 4Q 2017 Company Highlights Fourth Quarter 2017 Highlights: Achieved Core FFO of $50.2 million, or $0.50 per share Produced AFFO of $37.7 million Office: Leased 439,070 square feet of office space; finished 4Q 2017 at 87.6% leased (excluding non-core) Residential: Finished 4Q at 96.6% leased at an average rent per home of $2,662 Consolidated operations across our 1,386-unit Overlook Ridge community, generating margin and NOI improvement Acquisitions: The Company acquired 25 Christopher Columbus, an approved residential development site in the Jersey City waterfront submarket, for $53 million as part of a 1031 exchange: target construction start in 2018 Dispositions: In the quarter ended December 31, 2017, the Company disposed of two non-core buildings and one ground lease totaling 499,191 rentable square feet for $55.7 million net of transaction costs In the year ended December 31, 2017, Mack-Cali disposed of 60 non-core buildings and two ground leases totaling 4.7 million rentable square feet for $415.6 million 4Q Financings/Construction Starts: Commenced development of Riverwalk C, a $186.5 million, 360-unit development site on the Port Imperial waterfront in joint venture with Prudential. The buildout of Riverwalk C includes a $112 million construction loan Closed on a $135.8 million permanent financing on the Chase at Overlook Ridge, which refinanced the existing permanent loan on Chase I and the existing construction loan on Chase II Monaco, Jersey City, NJ 150 JFK Pkwy, Short Hills, NJ Company Achievements

Key Financial Metrics

$ in thousands, except per share amounts and ratios

	4Q 2017	3Q 2017	2Q 2017	1Q 2017	4Q 2016
Core FFO per Diluted Share [1]	0.50	0.57	0.60	0.56	0.56
Net Income per Diluted Share	(0.01)	0.39	(0.44)	0.11	0.17
Market Value of Equity [2]	$2,396,851	$2,607,433	$2,949,047	$2,922,371	$2,928,309
Total Debt, Net	2,809,568	2,839,186	2,950,219	2,731,204	2,340,009
Total Market Capitalization	5,206,419	5,446,619	5,899,266	5,653,575	5,268,318
Shares and Units:					
Common Shares Outstanding	89,914,113	89,913,576	89,913,919	89,844,752	89,696,713
Common Units Outstanding	10,438,855	10,438,855	10,438,855	10,339,443	10,488,105
Combined Shares and Units	100,352,968	100,352,431	100,352,774	100,184,195	100,184,818
Weighted Average- Diluted [2]	100,467,893	100,727,006	100,369,717	100,636,886	100,575,238
Common Share Price ($'s):					
At the End of the Period	$21.56	$23.71	$27.14	$26.94	$29.02
High During Period	24.04	27.75	28.57	29.70	29.38
Low During Period	21.18	22.70	25.96	26.31	24.59
Dividends Declared per Share	0.20	0.20	0.20	0.15	0.15
Debt Ratios:					
Net Debt to Adjusted EBITDA [3]	9.3x	8.0x	8.3x	8.5x	7.5x
→ Net Debt to Adjusted EBITDA - Less CIP Debt	8.6x	7.6x	7.8x	8.0x	7.7x
→ Net Debt to Adjusted EBITDA - Office Portfolio	8.0x	6.9x	7.2x	8.2x	6.9x
→ Net Debt to Adjusted EBITDA - Residential Portfolio	17.6x	15.2x	18.7x	11.3x	21.2x
→ Net Debt to Adjusted EBITDA - Residential Portfolio Less CIP Debt	12.7x	10.8x	13.5x	5.9x	7.1x
Interest Coverage Ratio	3.3x	3.4x	3.5x	3.7x	3.5x
Fixed Charge Coverage Ratio	2.4x	2.6x	2.8x	2.9x	2.7x
Total Debt/ Total Market Capitalization	56.7%	52.1%	50.0%	48.3%	44.4%
Total Debt/ Total Book Capitalization	54.0%	56.8%	58.1%	55.6%	54.5%
Total Debt/ Total Undepreciated Assets	46.5%	46.2%	47.5%	43.8%	41.6%
Secured Debt/ Total Undepreciated Assets	23.5%	22.0%	21.9%	18.5%	15.8%

Notes:
See supporting "Key Metrics" notes on page 43

4Q 2017 Company Highlights 6

Net Asset Value
(Unaudited)

$ in millions
(except per share amounts)

	Rentable SF/ Apt Units	Projected NOI [1]	Cap Rate	Gross Asset Value (A)	*Gross Per SF / Unit* [10]	Property Debt (B)	Third Party Interests (C)	Discount for CIP (D)	Net Asset Value (A-B-C-D)	Net Value Range [3] High	Net Value Range [3] Low
				NAV Calculation [2]							
Office Portfolio	**MSF**										
Hudson Waterfront (Jersey City)	4.884	$78.9	4.1%	$1,937	*$397*	($460)	$0	$0	$1,477	$1,759	$1,259
Class A Suburban (Metropark, Short Hills)	1.951	41.7	6.6%	635	*325*	(125)	0	0	510	563	465
Suburban	4.323	56.3	8.1%	693	*160*	(68)	0	0	625	670	585
Flex Parks	3.492	36.6	6.7%	549	*157*	0	0	0	549	594	511
Subtotal [4]	**14.650**	**$213.5**		**$3,814**	***$260***	**($653)**	**$0**	**$0**	**$3,161**	**$3,586**	**$2,820**
Non-Core [5]	2.460			272		0	0	0	272	272	272
Hotel and Other JV Interests [6]				212		(130)	(41)	0	41	41	41
Harborside Plaza 4				90		0	0	0	90	90	90
Wegman's & Retail [7]				56		0	0	0	56	56	56
Land [8]				39		0	0	0	39	39	39
Repositioning Properties [9]				117		0	0	0	117	117	117
1031 Balances & Other Receivables (at cost)				46		0	0	0	46	46	46
Office - Asset Value	**17.110**			**$4,646**		**($783)**	**($41)**	**$0**	**$3,822**	**$4,247**	**$3,481**
Less: Office Unsecured Debt									(1,400)	(1,400)	(1,400)
Less: Market Management Fee [10]									(136)	(136)	(136)
Less: Office Preferred Equity/LP Interests									(53)	(53)	(53)
Total Office NAV	**17.110**								**$2,233**	**$2,658**	**$1,892**
Residential	**Units**										
Operating Properties - Wholly Owned	2,551	$48.8	4.84%	$1,008	*$395*	($527)	$0	($1)	$480	$535	$431
Operating Properties - JVs [11]	2,733	65.9	4.72%	1,395	*510*	(680)	(370)	(3)	342	379	308
Operating Properties - Subordinate JVs	542	15.9	4.97%	319	*588*	(138)	(147)	0	34	38	31
In-Construction Properties [12]	1,944	66.5	5.23%	978	*503*	(217)	(99)	(317)	345	381	313
Future Development Properties [8]	10,957			587	*57*	0	(100)	0	487	511	463
Fee Income Business & Other				40		0	0	0	40	40	40
Residential - Asset Value [13]	**18,727**			**$4,327**		**($1,562)**	**($716)**	**($321)**	**$1,728**	**$1,884**	**$1,586**
Less: Rockpoint Interest									(159)	(164)	(155)
Total Residential NAV	**18,727**								**$1,569**	**$1,720**	**$1,431**
Total Mack-Cali NAV									**$3,802**	**$4,378**	**$3,323**
Approximate NAV / Share (100.5MM shares) [14]									***$37.83***	***$43.56***	***$33.06***

See footnotes and "Information About Net Asset Value (NAV)" on pages 9 and 10.

4Q 2017 Company Highlights 7

Net Asset Value – Residential Breakdown (Unaudited) 8 4Q 2017 Company Highlights $ in millions Valuation Spotlight - Operating Asset Value Ownership Key Assets GAV Per Unit NAV Wholly Owned Monaco, Alterra, Chase at Overlook Ridge $1,008 $383,607 $480 Joint Venture Urby, M2 at Marbella, Crystal House 1,395 493,442 341 Subordinated Interest Marbella 319 542,808 34 Total $2,722 $855 Gross Portfolio Value Stabilized Gross Asset Value $4,327 Less: Discount for CIP (321) Discounted Gross Asset Value $4,006 Less: Existing Debt (1,562) Less: 3rd Party Interests (716) Roseland Net Asset Value $1,728 MCRC Share (14) $1,569 Rockpoint Share $159 See footnotes and “Information About Net Asset Value (NAV)” on pages 9 and 10. Top NAV (net equity) contributors: Operating Properties Urby at Harborside $192 11% Monaco 175 10% Alterra at Overlook Ridge 107 6% Portside 7 & 5/6 at East Pier 97 6% Chase at Overlook Ridge 81 5% $652 38% Current/Future Development Properties Plaza 8/9 $113 7% Marriott Hotels at Port Imperial 85 5% Urby Future Phases 83 5% Riverhouse 11 75 4% Residences at City Square 54 3% $410 24% Top Contributing Assets $1,062 62% Hudson River Waterfront 60% Boston Metro 22% NJ Corridor 9% Washington, D.C. 7% New York Metro 1% Philadelphia Metro 1% NAV by Market

Notes: Net Asset Value
(Unaudited)

(1) Based on projected 2018 cash net operating income with management fees added back for office portfolio.

(2) NAV is generally arrived at by calculating the estimated gross asset values for each of the Company's real estate properties, investments and other significant assets and interests, and then deducting from such amounts the corresponding net debt and third parties' interests in the assets. Gross asset values for stabilized operating multi-family real estate properties are calculated using the direct capitalization method by dividing projected net operating income for the next one year period by an estimated market capitalization rate for each property. Gross asset values for operating office properties are presented by dividing projected net operating income for the next one year period by an estimated year one imputed capitalization rate for each property. See Footnote 4 for a more detailed description of the methodology used by management to estimate gross asset values for its operating office properties. Management projects net operating income that it expects to receive for future periods from a combination of in-place lease contracts, prospective renewals of expiring leases and prospective lease-up of vacant space. Market capitalization rates are estimated for each property based on its asset class and geographic location and are based on information from recent property sale transactions as well as from publicly available information regarding unrelated third party property transactions.

(3) The value range is determined by adding or subtracting 0.50% to the year 1 cap rate for office properties and 0.25% to the year 1 cap rate for residential properties. Property cash flows have been reduced by credit loss reserves and leasing and base building capital expenditures, including targeted Harborside renovations, estimated at approximately $75 million.

(4)

	Rentable Area (MSF)	Projected 2018 NOI	Year 1 Cap Rate	In-Place Rent PSF	Market Rent PSF	Stabilized Occupancy Rate	Stabilized Cap Rate	Unlevered IRR	Value	$ PSF
Office										
Hudson Waterfront	4.884	$78.94	4.08%	$37.46	$48.91	93.00%	6.00%	7.00%	$1,937	$397
Class A Suburban	1.951	41.66	6.56%	35.76	32.21	94.00%	6.50%	8.00%	635	325
Suburban	4.323	56.31	8.10%	23.61	28.51	90.00%	8.00%	9.00%	693	160
Flex Parks	3.492	36.61	6.78%	18.25	22.00	93.00%	7.00%	8.00%	549	157
Subtotal	**14.650**	**$213.52**		**$28.48**	**$39.76**				**$3,814**	**$260**

The year one cap rate, applied to the projected 2018 cash net operating income, is derived from the present value of periodic cash flows over five years and a terminal value based on stabilized income and a market cap rate, all discounted at an unlevered internal rate of return.

The Company calculates estimated gross asset values for each of its operating office assets by taking the sum of (i) the present value of periodic cash flows over five years and (ii) a terminal value based on estimated stabilized income and a market capitalization rate at stabilization, all discounted at an unlevered internal rate of return. This value, divided by the projected net operating income for a one year period yields the year one imputed capitalization rate. Management projects the periodic cash flows over five years and the stabilized income from a combination of in-place lease contracts, prospective renewals of expiring leases and prospective lease-up of vacant space. Factors considered by management in projecting releasing and lease-up of vacant space and estimating the applicable market rental rates include: identification of leases currently being negotiated by management; historical annual leasing volumes for such property types; and comparable leases that have been executed for properties within the Company's portfolio and for competitor buildings in similar locations.

(5) Valuations for non-core assets, which are those assets being considered for sale or disposal, or in the active marketing process, are generally based on recent contract prices for similar properties in the process of being sold, letters of intent and ongoing negotiations for properties.

(6) Includes the Company's ownership interests in the Hyatt Regency Jersey City and three office joint venture properties.

(7) Wegman's $36 million asset value calculated using $1.6 million NOI capped at 4.5%. 24 Hour Fitness $20 million asset value calculated using $1 million NOI capped at 5%.

(8) The value of land is based on a combination of recent or pending transactions for land parcels within our relevant markets and unrelated third parties, and sometimes may utilize land appraisals for certain markets, if available for other purposes, such as for transaction financing. Further, we consider what a land parcel's value would need to be when combined with all other development costs to yield what we believe to be an appropriate target rate of return for a development project. The per apartment unit or per square foot office space values are derived by dividing the aggregate land value by the number of potential apartment units or square feet of office space the land can accommodate. The number of potential units or square feet of office space a land parcel can accommodate is most commonly governed by either in-place governmental approvals or density regulations set forth by existing zoning guidelines.

4Q 2017 9

10 4Q 2017 Notes: Net Asset Value (Unaudited) Company Highlights Valuations for properties planned for or undergoing a repositioning or repurposing utilize a projected stabilized net operating income for the asset upon completion of the repositioning/repurposing activities. After applying an estimated capitalization rate to a projected stabilized net operating income, the capitalized value is next discounted back based on the projected number of periods to re-stabilize the asset. The discount rate applied is determined based on a risk assessment of the repositioning/repurposing activities and comparable target returns in the marketplace, and further validated by outside market sources, when available for that market. Additionally, adjustments are made to the estimated value by deducting any estimated future costs necessary to complete the planned activities, as well as adding back the discounted projected interim operating cash flows expected to be generated by the property until re-stabilization has been achieved. Represents an estimate of management fee cost based on 3.0% of revenues, as the NOI presented is before cost for managing the portfolio. Joint venture investments are generally valued by: applying a capitalization rate to projected net operating income for the joint venture’s asset (which is similar to the process for valuing those assets wholly owned by the Company, as described above and previously), and deducting any joint venture level debt and any value allocable to joint venture partners’ interests. The valuation approach for assets in-construction or lease-up are similar to that applied to assets undergoing repositioning/repurposing, as described above. After applying an estimated capitalization rate, currently ranging from 4.5% to 5.25%, to a projected stabilized net operating income, estimated to total approximately $51.7 million upon completion of the construction or lease-up activities, the Company deducts any estimated future costs totaling $295.7 million required to complete construction of the asset to arrive at an estimated value attributable to the asset. The Company then discounts the capitalized value back based on the projected number of periods to reach stabilization. The discount rate applied, currently ranging from 7% to 9.75%, is determined based on a risk assessment of the development activities and comparable target returns in the marketplace. The Company then adds back the discounted projected interim cash flows expected to be generated during the projected lease-up period to reach stabilization. The residential valuation analysis totals to a Roseland NAV of $1,728,000,000, with the company’s share of this NAV of $1,569,000,000 (“MCRC Share”). This latter amount represents the company's share of Roseland NAV, net of the $159,000,000 attributable to Rockpoint's noncontrolling interest. The increase in the approximate NAV per share of $1.22 from September 30, 2017 to December 31, 2017 is due primarily to NOI growth within the portfolio of operating residential properties as well as the commencement of construction on Riverwalk C at Port Imperial, partially offset by slower lease up projections in the Waterfront office market. Overall, NAV is arrived at by calculating the estimated gross asset values for each of their real estate properties, investments and other significant assets and interests, and then deducting from such amounts the corresponding net debt and third parties’ interests in the assets. Gross asset values for the operating real estate properties are calculated using the direct capitalization method by dividing projected net operating income for a one year period by an estimated current capitalization rate for each property. For each operating property, management projects net operating income that it expects to receive for future periods from a combination of in-place lease contracts, prospective renewals of expiring leases and prospective lease-up of vacant space. Factors considered by management in projecting releasing and lease-up of vacant space and estimating the applicable market rental rates include: identification of leases currently being negotiated by management; historical annual leasing volumes for such property types; and comparable leases that have been executed for properties within the Registrants’ portfolio and for competitor buildings in similar locations. A capitalization rate is estimated for each property based on its asset class and geographic location. Estimates of capitalization rates are based on information from recent property sale transactions as well as from publicly available information regarding unrelated third party property transactions. The use of NAV as a measure of value is subject to certain inherent limitations. The assessment of the estimated NAV of a particular property is subjective in that it involves estimates and assumptions and can be calculated using various acceptable methods. The Company’s methods of determining NAV may differ from the methods used by other companies. Accordingly, the Company’s estimated NAV may not be comparable to measures used by other companies. As with any valuation methodology, the methodologies utilized by the Company in estimating NAV are based upon a number of estimates, assumptions, judgments or opinions that may or may not prove to be correct. Capitalization rates obtained from publicly available sources also are critical to the NAV calculation and are subject to the sources selected and variability of market conditions at the time. Investors in the Company are cautioned that NAV does not represent (i) the amount at which the Company’s securities would trade at a national securities exchange, (ii) the amount that a security holder would obtain if he or she tried to sell his or her securities, (iii) the amount that a security holder would receive if the Company liquidated its assets and distributed the proceeds after paying all of their expenses and liabilities or (iv) the book value of the Company’s real estate, which is generally based on the amortized cost of the property, subject to certain adjustments. Information About Net Asset Value (NAV)

Balance Sheet

$ in thousands
(unaudited)

	4Q 2017				3Q 2017	2Q 2017	1Q 2017	4Q 2016
	Office/Corp.	Roseland	Elim./Other	Total				
ASSETS								
Rental property								
Land and leasehold interests [1]	$444,619	$342,170	-	$786,789	$712,166	$721,753	$752,842	$661,335
Buildings and improvements	2,630,273	1,324,849	-	3,955,122	4,021,241	3,998,971	4,107,508	3,758,210
Tenant improvements	330,228	458	-	330,686	344,465	344,108	384,263	364,092
Furniture, fixtures and equipment	4,054	26,193	-	30,247	29,355	27,985	23,499	21,230
	3,409,174	1,693,670	-	5,102,844	5,107,227	5,092,817	5,268,112	4,804,867
Less – accumulated depreciation and amortization	(1,031,996)	(55,087)	-	(1,087,083)	(1,146,091)	(1,131,799)	(1,327,967)	(1,332,073)
	2,377,178	1,638,583	-	4,015,761	3,961,136	3,961,018	3,940,145	3,472,794
Rental property held for sale, net	168,944	2,634	-	171,578	116,958	292,243	2,131	39,743
Net Investment in Rental Property [2]	2,546,122	1,641,217	-	4,187,339	4,078,094	4,253,261	3,942,276	3,512,537
Cash and cash equivalents	22,072	6,108	-	28,180	88,789	21,719	168,316	31,611
Investments in unconsolidated joint ventures	15,305	237,321	-	252,626	238,440	315,110	325,150	320,047
Unbilled rents receivable, net	99,594	1,248	-	100,842	102,280	105,547	102,858	101,052
Deferred charges, goodwill and other assets, net [3]	324,270	42,974	(24,924)	342,320	439,864	316,984	308,428	267,950
Restricted cash	33,739	6,053	-	39,792	40,473	56,167	57,596	53,952
Accounts receivable, net of allowance for doubtful accounts of $1,138 and $1,335	3,999	2,787	-	6,786	7,579	7,706	9,603	9,617
Total Assets	**$3,045,101**	**$1,937,708**	**($24,924)**	**$4,957,885**	**$4,995,519**	**$5,076,494**	**$4,914,227**	**$4,296,766**
LIABILITIES & EQUITY								
Senior unsecured notes, net	$569,145	-	-	$569,145	$818,764	$818,294	$817,824	$817,355
Unsecured revolving credit facility and term loans	822,288	-	-	822,288	671,838	770,388	760,937	634,069
Mortgages, loans payable and other obligations, net	648,392	$769,743	-	1,418,135	1,348,584	1,361,537	1,152,443	888,585
Note Payable to Affiliate	-	24,924	(24,924)	-	-	-	-	-
Dividends and distributions payable	21,158	-	-	21,158	20,929	20,684	15,423	15,327
Accounts payable, accrued expenses and other liabilities [3]	113,682	79,034	-	192,716	182,929	177,801	169,988	159,874
Rents received in advance and security deposits	40,123	3,870	-	43,993	46,355	53,939	53,496	46,442
Accrued interest payable	8,038	1,481	-	9,519	16,776	9,199	16,540	8,427
Total Liabilities	**2,222,826**	**879,052**	**(24,924)**	**3,076,954**	**3,106,175**	**3,211,842**	**2,986,651**	**2,570,079**
Commitments and contingencies	-	-	-	-	-	-	-	-
Redeemable noncontrolling interests	52,324	159,884	-	212,208	209,070	206,026	202,714	-
Total Stockholders'/Members Equity	**596,592**	**879,703**	**-**	**1,476,295**	**1,488,466**	**1,468,669**	**1,528,290**	**1,527,171**
Noncontrolling interests in subsidiaries:								
Operating Partnership	171,395	-	-	171,395	172,809	170,510	175,877	178,570
Consolidated joint ventures	1,964	19,069	-	21,033	18,999	19,447	20,695	20,946
Total Noncontrolling Interests in Subsidiaries	**173,359**	**19,069**	**-**	**192,428**	**191,808**	**189,957**	**196,572**	**199,516**
Total Equity	**769,951**	**898,772**	**-**	**1,668,723**	**1,680,274**	**1,658,626**	**1,724,862**	**1,726,687**
Total Liabilities and Equity	**$3,045,101**	**$1,937,708**	**($24,924)**	**$4,957,885**	**$4,995,519**	**$5,076,494**	**$4,914,227**	**$4,296,766**

Notes: See "Balance Sheet Detail" on page 43 for more information.

4Q 2017 Company Highlights 11

Income Statement – Quarterly Comparison

$ in thousands, except per share amounts
(unaudited)

	4Q 2017 Office/Corp.	4Q 2017 Roseland	4Q 2017 Total	3Q 2017	2Q 2017	1Q 2017	4Q 2016
REVENUES							
Base rents	$101,995	$16,424	$118,419	$128,643	$133,017	$121,255	$126,744
Escalations and recoveries from tenants	10,802	510	11,312	16,385	15,951	15,119	15,257
Real estate services	486	4,663	5,149	5,748	5,767	6,465	6,658
Parking income	3,111	2,112	5,223	5,766	5,052	4,229	3,499
Other income	2,855	571	3,426	3,476	2,979	2,819	1,573
Total Revenues	$119,249	$24,280	$143,529	$160,018	$162,766	$149,887	$153,731
EXPENSES							
Operating expenses	$46,929	$12,075	$59,004	$65,299	$64,565	$65,867	$66,608
Net Operating Income	**$72,320**	**$12,205**	**$84,525**	**$94,719**	**$98,201**	**$84,020**	**$87,123**
General and administrative	$10,254	$3,472	$13,726	$13,140	$12,491	$11,592	$12,968
Depreciation and amortization	38,688	8,713	47,401	52,375	57,762	47,631	52,045
Total Other Expenses	**$48,942**	**$12,185**	**$61,127**	**$65,515**	**$70,253**	**$59,223**	**$65,013**
Operating Income	**$23,378**	**$20**	**$23,398**	**$29,204**	**$27,948**	**$24,797**	**$22,110**
OTHER (EXPENSE) INCOME							
Interest expense	($20,508)	($1,982)	($22,490)	($25,634)	($24,943)	($20,321)	($22,731)
Interest and other investment income (loss)	1,437	(29)	1,408	762	122	474	875
Equity in earnings (loss) of unconsolidated joint ventures	191	(1,390)	(1,199)	(1,533)	(3,298)	(51)	(834)
Gain on change of control of interests	-	-	-	-	-	-	-
Realized gains (losses) and unrealized losses on disposition of rental property, net	4,476	-	4,476	31,336	(38,954)	5,506	41,002
Gain on sale of investment in unconsolidated joint venture	-	-	-	10,568	-	12,563	-
Gain (loss) from extinguishment of debt, net	-	(182)	(182)	-	-	(239)	(23,658)
Total Other Income (Expense)	**($14,404)**	**($3,583)**	**($17,987)**	**$15,499**	**($67,073)**	**($2,068)**	**($5,346)**
Net Income (Loss)	**$8,974**	**($3,563)**	**$5,411**	**$44,703**	**($39,125)**	**$22,729**	**$16,764**
Noncontrolling interest in consolidated joint ventures	$49	$104	$153	447	181	237	191
Noncontrolling interest in Operating Partnership	(299)	-	(299)	(4,413)	4,296	(2,295)	(1,774)
Redeemable noncontrolling interest	(456)	(2,227)	(2,683)	(2,683)	(2,682)	(792)	-
Net Income (Loss) Available to Common Shareholders	**$8,268**	**($5,686)**	**$2,582**	**$38,054**	**($37,330)**	**$19,879**	**$15,181**
Basic earnings per common share:							
Net income (loss) available to common shareholders			($0.01)	$0.39	($0.44)	$0.11	$0.17
Diluted earnings per common share:							
Net income (loss) available to common shareholders			($0.01)	$0.39	($0.44)	$0.11	$0.17
Basic weighted average shares outstanding			90,029	90,023	90,011	89,955	89,767
Diluted weighted average shares outstanding			100,468	100,727	100,370	100,637	100,575

4Q 2017 Company Highlights 12

FFO, Core FFO & AFFO – Quarterly Comparison

$ in thousands, except per share amounts and ratios
(unaudited)

	4Q 2017	3Q 2017	2Q 2017	1Q 2017	4Q 2016
Net income (loss) available to common shareholders	$2,582	$38,054	($37,330)	$19,879	$15,181
Add (deduct): Noncontrolling interest in Operating Partnership	299	4,413	(4,296)	2,295	1,774
Real estate-related depreciation and amortization on continuing operations [1]	51,619	57,231	63,156	51,757	56,874
Gain on sale of investment in unconsolidated joint venture	-	(10,568)	-	(12,563)	-
Gain on change of control of interests	-	-	-	-	-
Realized gains and unrealized losses on disposition of rental property, net	(4,476)	(31,336)	38,954	(5,506)	(41,002)
Funds from operations [2]	**$50,024**	**$57,794**	**$60,484**	**$55,862**	**$32,827**
Add/Deduct:					
Acquisition-related costs	-	-	-	-	$26
Dead deal costs	-	-	-	-	282
Mark-to-market interest rate swap	-	-	-	-	(631)
Net real estate tax appeal proceeds	-	-	-	-	(71)
(Gain)/Loss from extinguishment of debt, net	$182	-	-	$239	23,658
Core FFO	**$50,206**	**$57,794**	**$60,484**	**$56,101**	**$56,091**
Add (Deduct) Non-Cash Items:					
Straight-line rent adjustments [3]	($3,685)	($6,360)	($3,240)	($3,013)	($3,792)
Amortization of market lease intangibles, net [4]	(2,234)	(2,254)	(2,187)	(1,577)	(772)
Amortization of stock compensation	2,303	2,291	2,167	1,168	1,433
Non real estate depreciation and amortization	511	505	349	377	395
Amortization of debt discount/(premium) and mark-to-market, net	(201)	(164)	(163)	241	269
Amortization of deferred financing costs	1,150	1,184	1,175	1,103	999
Deduct:					
Non-incremental revenue generating capital expenditures:					
Building improvements	(2,842)	(1,664)	(3,303)	(4,969)	(8,975)
Tenant improvements and leasing commissions [5]	(4,791)	(5,110)	(8,150)	(3,965)	(5,599)
Tenant improvements and leasing commissions on space vacant for more than one year	(2,761)	(6,667)	(4,956)	(7,160)	(14,522)
Adjusted FFO [2]	**$37,656**	**$39,555**	**$42,176**	**$38,306**	**$25,527**
Core FFO (calculated above)	**$50,206**	**$57,794**	**$60,484**	**$56,101**	**$56,091**
Deduct:					
Equity in earnings (loss) of unconsolidated joint ventures, net	$1,199	$1,533	$3,298	$51	$834
Equity in earnings share of depreciation and amortization	(4,729)	(5,260)	(5,844)	(4,503)	(5,269)
Add-back:					
Interest expense	22,490	25,634	24,943	20,321	22,731
Recurring JV distributions	2,862	4,057	2,479	3,242	2,612
Income (loss) in non-controlling interest in consolidated joint ventures	(153)	(447)	(181)	(237)	(191)
Redeemable noncontrolling interest	2,683	2,683	2,682	792	-
Adjusted EBITDA	**$74,558**	**$85,994**	**$87,861**	**$75,767**	**$76,808**
Net debt at period end [7]	$2,781,388	$2,750,397	$2,928,500	$2,562,888	$2,308,398
Net debt to Adjusted EBITDA [8]	9.3x	8.0x	8.3x	8.5x	7.5x
Diluted weighted average shares/units outstanding [9]	100,468	100,727	100,370	100,637	100,575
Funds from operations per share-diluted	$0.50	$0.57	$0.60	$0.56	$0.33
Core Funds from Operations per share/unit-diluted	$0.50	$0.57	$0.60	$0.56	$0.56
Dividends declared per common share	$0.20	$0.20	$0.20	$0.15	$0.15

Notes: See footnotes and "Information About FFO, Core FFO, & AFFO" on page 16.

4Q 2017 Company Highlights 13

14 4Q 2017 Income Statement – Annual Comparison Company Highlights FY 2017 FY 2016 REVENUES Base rents $501,334 $506,877 Escalations and recoveries from tenants 58,767 60,505 Real estate services 23,129 26,589 Parking income 20,270 13,630 Other income 12,700 5,797 Total Revenues $616,200 $613,398 EXPENSES Operating expenses $254,735 $270,097 Net Operating Income $361,465 $343,301 General and administrative $50,949 $51,979 Depreciation and amortization 205,169 186,684 Total Other Expenses $256,118 $238,663 Operating Income $105,347 $104,638 OTHER (EXPENSE) INCOME Interest expense ($93,388) ($94,889) Interest and other investment income (loss) 2,766 1,614 Equity in earnings (loss) of unconsolidated joint ventures (6,081) 18,788 Gain on change of control of interests - 15,347 Realized gains (losses) and unrealized losses on disposition of rental property, net 2,364 109,666 Gain on sale of investment in unconsolidated joint venture 23,131 5,670 Gain (loss) from extinguishment of debt, net (421) (30,540) Total Other Income (Expense) ($71,629) $25,656 Net Income (Loss) $33,718 $130,294 Noncontrolling interest in consolidated joint ventures 1,018 651 Noncontrolling interest in Operating Partnership (2,711) (13,721) Redeemable noncontrolling interest (8,840) - Net Income (Loss) Available to Common Shareholders $23,185 $117,224 Basic earnings per common share: Net income (loss) available to common shareholders $0.06 $1.31 Diluted earnings per common share: Net income (loss) available to common shareholders $0.06 $1.30 Basic weighted average shares outstanding 90,005 89,467 Diluted weighted average shares outstanding 100,703 100,498 $ in thousands

FFO, Core FFO & AFFO – Annual Comparison

$ in thousands
except per share amounts and ratios *(unaudited)*

	FY 2017	FY 2016
Net income (loss) available to common shareholders	$23,185	$117,224
Add (deduct): Noncontrolling interest in Operating Partnership	2,711	13,721
Real estate-related depreciation and amortization on continuing operations [1]	223,763	204,746
Gain on sale of investment in unconsolidated joint venture	(23,131)	(5,670)
Gain on change of control of interests	-	(15,347)
Realized gains and unrealized losses on disposition of rental property, net	(2,364)	(109,666)
Funds from operations [2]	**$224,164**	**$205,008**
Add/Deduct:		
Acquisition-related costs	-	$2,880
Dead deal costs	-	1,073
Mark-to-market interest rate swap	-	(631)
Net real estate tax appeal proceeds	-	(817)
Equity in earnings fromjoint venture refinancing proceeds	-	(21,708)
(Gain)/Loss from extinguishment of debt, net	$421	30,540
Core FFO	**$224,585**	**$216,345**
Add (Deduct) Non-Cash Items:		
Straight-line rent adjustments [3]	($16,298)	($15,123)
Amortization of market lease intangibles, net [4]	(8,252)	(2,260)
Amortization of stock compensation	7,929	6,018
Non real estate depreciation and amortization	1,742	1,112
Amortization of debt discount/(premium) and mark-to-market, net	(287)	1,686
Amortization of deferred financing costs	4,612	4,582
Deduct:		
Non-incremental revenue generating capital expenditures:		
Building improvements	(12,778)	(23,364)
Tenant improvements and leasing commissions [5]	(22,016)	(40,616)
Tenant improvements and leasing commissions on space vacant for more than one year	(21,544)	(64,909)
Adjusted FFO [2][6]	**$157,693**	**$83,471**
Core FFO (calculated above)	**$224,585**	**$216,345**
Deduct:		
Equity in earnings (loss) of unconsolidated joint ventures, net	$6,081	$2,920
Equity in earnings share of depreciation and amortization	(20,336)	(19,217)
Add-back:		
Interest expense	93,388	94,889
Recurring JV distributions	12,640	10,501
Income (loss) in non-controlling interest in consolidated joint ventures	(1,018)	(651)
Redeemable noncontrolling interest	8,840	-
Adjusted EBITDA	**$324,180**	**$304,787**
Net debt at period end [7]	$2,781,388	$2,308,398
Net debt to Adjusted EBITDA [8]	8.6x	7.6x
Diluted weighted average shares/units outstanding [9]	100,703	100,498
Funds from operations per share-diluted	$2.23	$2.04
Core Funds from Operations per share/unit-diluted	$2.23	$2.15
Dividends declared per common share	$0.75	$0.60

Notes: See footnotes and "Information About FFO, Core FFO, & AFFO" on page 16.

4Q 2017 Company Highlights 15

FFO, Core FFO & AFFO (Notes) 16 4Q 2017 Company Highlights Notes Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interest, of $4,729 and $5,224 for the three months ended December 31, 2017 and 2016, respectively, and $20,336 and $19,174 for the year ended December 31, 2017 and 2016, respectively. Excludes non-real estate-related depreciation and amortization of $511 and $395 for the three months ended December 31, 2017 and 2016, respectively, and $1,742 and $1,112 for the twelve months ended December 31, 2017 and 2016, respectively. Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO, Core FFO and AFFO” below. Includes the Company's share from unconsolidated joint ventures of $267 and $280 for the three months ended December 31, 2017 and 2016, respectively, and $1,235 and $791 for the year ended December 31, 2017 and 2016, respectively. Includes the Company's share from unconsolidated joint ventures of $80 and $96 for the three months ended December 31, 2017 and 2016, respectively, and $336 and $381 for the year ended December 31, 2017 and 2016, respectively. Excludes expenditures for tenant spaces in properties that have not been owned by the Company for at least a year. In its Supplemental Operating and Financial Data furnished for the First Quarter 2016, the Company had presented the Adjusted FFO (AFFO) amount for the three months ended March 31, 2016 of $21,924, which did not properly reflect the effects of certain non-cash components of AFFO. The amount presented in this report of $83,471 for the year ended December 31, 2016 includes the corrected amount. Net Debt calculated by taking the sum of senior unsecured notes, unsecured revolving credit facility, and mortgages, loans payable and other obligations, and deducting cash and cash equivalents, all at period end. Equals Net Debt at period end divided by Adjusted EBITDA (for quarter periods, Adjusted EBITDA annualized multiplying quarter amounts by 4). Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (10,439 and 10,490 shares for the three months ended December 31, 2017 and 2016, respectively, and 10,405 and 10,499 for the year ended December 31, 2017 and 2016, respectively), plus dilutive Common Stock Equivalents (i.e. stock options). Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interests of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable rental property transactions, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from sales of properties and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs. FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables above. Core FFO is defined as FFO, as adjusted for items that may distort the comparative measurement of the Company’s performance over time. Adjusted FFO ("AFFO") is defined as Core FFO less (i) recurring tenant improvements, leasing commissions and capital expenditures, (ii) straight-line rents and amortization of acquired below-market leases, net, and (iii) other non-cash income, plus (iv) other non-cash charges. Core FFO and AFFO are both non-GAAP financial measures that are not intended to represent cash flow and are not indicative of cash flows provided by operating activities as determined in accordance with GAAP. Core FFO and AFFO are presented solely as supplemental disclosures that the Company’s management believes provides useful information regarding the Company's operating performance and its ability to fund its dividends. There are not generally accepted definitions established for Core FFO or AFFO. Therefore, the Company's measures of Core FFO and AFFO may not be comparable to the Core FFO and AFFO reported by other REITs. A reconciliation of net income to Core FFO and AFFO are included in the financial tables above. Information About FFO, Core FFO and AFFO

Same Store Performance

$ in thousands

Office Same Store

	For the Three Months Ended				For the Year Ended			
	4Q 2017	4Q 2016	Change	% Change	4Q 2017	4Q 2016	Change	% Change
Total Property Revenues	$104,253	$106,912	($2,659)	(2.5%)	$390,935	$382,609	$8,326	2.2%
Real Estate Taxes	$13,767	$14,692	($925)	(6.3%)	$56,102	$54,944	$1,158	2.1%
Utilities	7,439	7,416	23	0.3%	29,558	30,048	(490)	(1.6%)
Operating Services	20,360	19,849	511	2.6%	67,098	65,492	1,606	2.5%
Total Property Expenses:	$41,566	$41,957	($391)	(0.9%)	$152,758	$150,484	$2,274	1.5%
GAAP Net Operating Income	**$62,687**	**$64,955**	**($2,268)**	**(3.5%)**	**$238,177**	**$232,125**	**$6,052**	**2.6%**
Less: straight-lining of rents adj.	$3,597	$2,735	$862	31.5%	$4,580	$9,598	($5,018)	(52.3%)
Net Operating Income	$59,090	$62,220	($3,130)	(5.0%)	$233,597	$222,527	$11,070	5.0%
Total Properties:	124	124	-	-	121	121	-	-
Total Square Footage:	15,967,326	15,967,326	-	-	15,129,870	15,129,870	-	-
% Leased:	85.7%	91.7%		(6.0%)	85.2%	91.4%		(6.2%)

Residential Same Store[1]

	For the Three Months Ended				For the Year Ended			
	4Q 2017	4Q 2016	Change	% Change	4Q 2017	4Q 2016	Change	% Change
Total Property Revenues	$26,826	$26,959	($133)	(0.5%)	$107,397	$105,178	$2,218	2.1%
Real Estate Taxes	$3,128	$3,300	$172	5.2%	$13,319	$13,341	$22	0.2%
Operating Expenses	6,566	7,494	928	12.4%	26,851	27,318	467	3.5%
Total Property Expenses:	$9,694	$10,794	$1,100	10.2%	$40,170	$40,659	$489	1.2%
GAAP Net Operating Income	**$17,132**	**$16,165**	**$967**	**6.0%**	**$67,227**	**$64,519**	**$2,707**	**4.2%**
Total Units:	3,528	3,528	-	-	3,528	3,528	-	-
% Leased:	96.6%	96.1%		0.5%	96.6%	96.1%		0.5%

Notes:
(1) Represents 100% of NOI relative to all consolidated and unconsolidated properties to reflect marketplace performance.

4Q 2017 Company Highlights 17

Debt Summary & Maturity Schedule

$ in thousands

Debt Breakdown

	Balance	% of Total	Weighted Average Interest Rate [2]	Weighted Average Maturity in Years
Fixed Rate Debt				
Fixed Rate Unsecured Debt and Other Obligations [1]	$1,250,000	44.23%	3.62%	3.04
Fixed Rate Secured Debt	1,193,667	42.24%	4.35%	5.69
Subtotal: Fixed Rate Debt	**$2,443,667**	**86.47%**	**3.98%**	**4.33**
Variable Rate Debt				
Variable Rate Secured Debt	$232,444	8.22%	4.25%	1.52
Variable Rate Unsecured Debt [3]	150,000	5.31%	2.68%	3.07
Subtotal: Variable Rate Debt	**$382,444**	**13.53%**	**3.63%**	**2.13**
Totals/Weighted Average:	**$2,826,111**	**100.00%**	**3.93%** [3]	**4.03**
Adjustment for Unamortized Debt Discount	(3,505)			
Unamortized Deferred Financing Costs	(13,038)			
Total Debt, net	**$2,809,568**			
Unconsolidated Secured Debt:				
CLI Share	$395,198	43.09%	4.11%	6.76
Partners' Share	521,939	56.91%	4.11%	6.76
Total Unconsolidated Secured Debt	**$917,137**	**100.00%**	**4.11%**	**6.76**

Maturity Schedule

Period	Principal Maturities	Scheduled Amortization	Total Future Repayments	Weighted Average Interest Rate (1)
2018	$275,210	$6,977	$282,187	6.58% [1]
2019	576,489	665	577,154	3.65% [1]
2020	325,000	2,903	327,903	3.31%
2021	318,800	3,227	322,027	2.95%
2022	300,000	3,284	303,284	4.60%
Thereafter	997,927	10,642	1,008,569	3.88%
Subtotal	**$2,793,426**	**$27,698**	**$2,821,124**	**3.93%**
Adjustment for unamortized debt discount/premium	-	(3,505)	(3,505)	
Unamortized mark-to-market	-	4,987	4,987	
Unamortized deferred financing costs	-	(13,038)	(13,038)	
Totals/Weighted Average:	**$2,793,426**	**$16,142**	**$2,809,568**	**3.93%** [3]

Notes:
See supporting "Debt Summary & Maturity Schedule" notes on page 43

4Q 2017 Company Highlights 18

Debt Profile

$ in thousands

	Lender	Effective Interest Rate [1]	December 31, 2017	December 31, 2016	Date of Maturity
OFFICE PORTFOLIO					
Secured Debt					
Curtis Center	CCRE & PREFG	LIBOR+5.912%	-	$75,000	-
23 Main Street	Berkadia CMBS	5.587%	$27,090	27,838	09/01/18
Harborside Plaza 5	Northwestern Mutual Life	6.842%	209,257	213,640	11/01/18 [2]
One River Center	Guardian Life Ins. Co.	7.311%	40,485	41,197	02/01/19
101 Hudson	Wells Fargo CMBS	3.197%	250,000	250,000	10/11/26
Short Hills Portfolio	Wells Fargo CMBS	0.0415	124,500	-	04/01/27
Principal balance outstanding			651,332	607,675	
Unamortized deferred financing costs			(2,941)	(2,193)	
Total Secured Debt - Office Portfolio			**$648,391**	**$605,482**	
Senior Unsecured Notes: [3] [4]					
2.500%, Senior Unsecured Notes	public debt	2.803%	-	$250,000	12/15/17
4.500%, Senior Unsecured Notes	public debt	4.612%	$300,000	300,000	04/18/22
3.150%, Senior Unsecured Notes	public debt	3.517%	275,000	275,000	05/15/23
Principal balance outstanding			575,000	825,000	
Adjustment for unamortized debt discount			(3,505)	(4,430)	
Unamortized deferred financing costs			(2,350)	(3,216)	
Total Senior Unsecured Notes, net:			**$569,145**	**$817,354**	
Unsecured Term Loans:					
2016 Unsecured Term Loan	7 Lenders	3.13%	$350,000	$350,000	01/07/19 [5]
2017 Unsecured Term Loan	13 Lenders	3.31%	325,000	-	01/25/20 [5]
Revolving Credit Facilities	13 Lenders	LIBOR +1.300%	150,000	286,000	01/25/21
Unamortized deferred financing costs			(2,712)	(1,931)	
Total Revolving Credit Facilities & Unsecured Term Loans:			**$822,288**	**$634,069**	
Total Debt - Office Portfolio			**$2,039,824**	**$2,056,905**	
RESIDENTIAL PORTFOLIO					
Secured Debt (Mortgages)					
Port Imperial 4/5 Hotel	Fifth Third Bank & Santander	LIBOR+4.50%	43,674	14,919	10/06/18
Chase II	Fifth Third Bank	LIBOR+2.25%	-	34,708	
Park Square	Wells Fargo Bank N.A.	LIBOR+1.872%	26,567	27,500	04/10/19
250 Johnson	M&T Bank	LIBOR+2.35%	32,491	2,440	05/20/19
Portside 5/6	Citizens Bank	LIBOR+2.50%	45,778	-	09/29/19
Port Imperial South 11	JPMorgan Chase	LIBOR+2.35%	46,113	14,073	11/24/19
Worcester	Citizens Bank	LIBOR+2.50%	37,821	-	12/10/19
Monaco	The Northwestern Mutual Life Insurance Co.	3.15%	169,987	-	02/01/21
Port Imperial South 4/5 Retail	American General Life & A/G PC	4.559%	4,000	4,000	12/01/21
The Chase at Overlook Ridge	New York Community Bank	3.74%	-	72,500	02/01/23
Portside 7	CBRE Capital Markets/FreddieMac	3.569%	58,998	58,998	08/01/23
Alterra I & II	Capital One/FreddieMac	3.854%	100,000	-	02/01/24
The Chase at Overlook Ridge (Combined)	New York Community Bank	3.738%	135,750	-	01/01/25
150 Main Street	Natixis Real Estate Capital LLC	4.48%	41,000	26,642	08/05/27
Port Imperial South 4/5 Garage	American General Life & A/G PC	4.853%	32,600	32,600	12/01/29
Principal balance outstanding			774,779	288,380	
Unamortized deferred financing costs			(5,035)	(5,277)	
Total Secured Debt - Residential Portfolio			**$769,744**	**$283,103**	
Total Debt - Residential Portfolio			**$769,744**	**$283,103**	
Total Debt:			**$2,809,568**	**$2,340,008**	

Notes:

See supporting "Debt Profile" notes on page 43

4Q 2017 Company Highlights 19

2018/2019 Debt Maturities

$ in thousands

	Type	Balance at YE 2017	Maximum Loan Balance	Date of Maturity	Maturity In Years	Extension Option/ Prepayment	LTV
Secured Debt							
Consolidated Debt							
Office							
23 Main Street	Secured Debt	$27,090	-	09/01/18	0.67	Intention to prepay on 3/1/18	46.5%
Harborside Plaza 5	Secured Debt	209,257	-	11/01/18	0.84	Prepaid 1/8/18	-
One River Center	Secured Debt	40,485	-	02/01/19	1.09	-	56.2%
Total Consolidated Office		**$276,832**			**0.86**		**50.3%**
Residential							
Port Imperial 4/5 Hotel	Construction Loan	$43,674	$94,000	10/06/18	0.77	Two 1-year options	47.1%
Park Square	Secured Debt	26,567	-	04/10/19	1.28	-	71.8%
250 Johnson	Construction Loan	32,491	42,000	05/20/19	1.39	1-year option	54.6%
Portside 5/6	Construction Loan	45,778	73,000	09/29/19	1.72	Two 1-year options	50.0%
Port Imperial South 11	Construction Loan	46,113	78,000	11/24/19	1.90	Two 1-year options	45.8%
Worcester	Construction Loan	37,821	58,000	12/10/19	1.94	Two 1-year options	50.0%
Total Consolidated Residential		**$232,444**			**1.52**		**50.5%**
Total Consolidated Secured		**$509,276**			**1.16**		**50.4%**
Unconsolidated Debt							
M2	Secured Debt	$74,690	-	3/30/18	0.25	1-year option	36.9%
Marbella	Secured Debt	95,000	-	5/01/18	0.34	-	43.5%
Shops at 40 Park	Secured Debt	6,176	-	8/31/18	0.67	-	41.5%
Total Unconsolidated Secured		**$175,866**			**0.31**		**40.6%**
Total Secured Debt		**$685,142**			**0.94**		**47.3%**
Unsecured Debt							
2016 Unsecured Term Loan		$350,000	-	01/07/19	1.02	Two 1-year options	-
Total Unsecured		**$350,000**			**1.02**		

4Q 2017 Company Highlights 20

Unconsolidated Joint Ventures

$ in thousands

Property	Property Type	CLI's Nominal Ownership (1)	4Q 2017 Total NOI	Total Debt	NOI After Debt Service	CLI Share of NOI	CLI Share of Debt	CLI NOI After Debt Service	CLI 4Q 2017 FFO
Operating Properties									
Marbella	Residential	24.27%	$2,547	$95,000	$1,362	$618	$23,057	$331	$354
M2	Residential	24.27%	2,101	74,690	1,403	510	18,127	340	314
Metropolitan & Shops at 40 Park	Residential	12.50%	1,044	53,224	612	131	6,653	76	19
RiverTrace at Port Imperial	Residential	22.50%	1,839	82,000	1,181	414	18,450	266	262
Crystal House	Residential	25.00%	3,038	165,000	1,730	760	41,250	433	399
Riverpark at Harrison	Residential	45.00%	422	30,000	145	190	13,500	65	28
Station House	Residential	50.00%	1,841	100,070	635	921	50,035	318	295
Urby	Residential	85.00%	2,984	189,853	517	2,536	161,375	440	618
Red Bank Corporate Plaza	Residential	50.00%	180	13,876	24	90	6,938	12	10
12 Vreeland	Office	50.00%	429	9,495	361	215	4,748	180	179
Offices at Crystal Lake	Office	31.25%	282	4,794	225	88	1,498	70	69
Hyatt Regency Jersey City	Hotel	50.00%	3,952	99,135	3,043	1,976	49,568	1,521	1,433
Riverwalk Retail	Retail	20.00%	133	-	133	27	-	27	1
Total Operating			**$20,792**	**$917,137**	**$11,371**	**$8,476**	**$395,199**	**$4,079**	**$3,981**
Other Unconsolidated JVs			-	-	-	-	-	-	($367)
Total Unconsolidated JVs (2)			**$20,792**	**$917,137**	**$11,371**	**$8,476**	**$395,199**	**$4,079**	**$3,614**

Notes:
See supporting "Unconsolidated Joint Ventures" notes on page 43

4Q 2017 Company Highlights 21

2017 Office Investment Activity

$ in thousands except per SF/Unit

	Location	Transaction Date	Number of Buildings	SF/Units	Transaction Value [1]	Price Per SF/Unit	Weighted Average Cap Rate [3]
Office Dispositions							
1Q 2017 Office Dispositions							
Cranford Portfolio	Cranford, NJ	1/30/2017	6	435,976	$28,000	$61	
440 Route 22 East	Bridgewater, NJ	1/31/2017	1	198,376	10,500	51	
3 Independence Way	Princeton, NJ	2/7/2017	1	111,300	12,000	104	
1Q 2017 Office Dispositions			**8**	**745,652**	**$50,500**	**$65**	**6.46%**
2Q 2017 Office Dispositions							
103 Carnegie Center	Princeton, NJ	5/15/2017	1	96,000	$15,760	$157	
2Q 2017 Office Dispositions			**1**	**96,000**	**$15,760**	**$157**	**6.90%**
3Q 2017 Office Dispositions							
400 Chestnut Ridge Road	Woodcliff Lake, NJ	8/29/2017	1	89,200	$7,463	$77	
140 E. Ridgewood Avenue	Paramus, NJ	8/30/2017	1	239,680	33,950	126	
Bergen Portfolio	Woodcliff Lake, Paramus, Rochelle Park, NJ	8/30/2017	5	1,061,544	89,718	82	
377 Summerhill Road	East Brunswick, NJ	9/11/2017	1	40,000	3,700	81	
700 Executive Boulevard [2]	Elmsford, NY	9/13/2017	-	-	5,750	-	
Totowa Portfolio	Totowa, NJ	9/20/2017	13	499,243	66,500	127	
890 Mountain Avenue	New Providence, NJ	9/27/2017	1	80,000	5,300	61	
135 Chestnut Ridge Road	Montvale, NJ	9/28/2017	1	66,150	6,400	88	
Moorestown Portfolio	Moorestown & Burlington, NJ	9/29/2017	26	1,260,398	74,950	58	
3Q 2017 Office Dispositions			**49**	**3,336,215**	**$293,731**	**$82**	**8.15%**
4Q 2017 Office Dispositions							
1 Enterprise Boulevard [2]	Yonkers, NY	10/19/2017	-	-	$3,400	-	
61 S Paramus Road	Paramus, NJ	11/15/2017	1	269,191	24,000	$87	
300 Tice Boulevard	Woodcliff Lake, NJ	12/6/2017	1	230,000	28,172	126	
4Q 2017 Office Dispositions			**2**	**499,191**	**$55,572**	**$105**	**9.81%**
Total 2017 Office Dispositions			**60**	**4,677,058**	**$415,563**	**$84**	**8.07%**
Sale of Unconsolidated Joint Venture Interests		**1/31/2017, 9/30/2017**	**-**	**-**	**$112,200**	**-**	
Office Acquisitions							
Red Bank Portfolio	Red Bank, NJ	1/11/2017	3	279,472	$27,228	$97	
Short Hills/Madison Portfolio	Short Hills & Madison, NJ	3/6/2017	6	1,113,028	367,361	330	
Total Office Acquisitions			**9**	**1,392,500**	**$394,589**	**$283**	

Notes:
See supporting "2017 Office Investment Activity" notes on page 43

4Q 2017 Company Highlights 22

2017 Residential Investment Activity 23 Company Highlights 4Q 2017 $ in thousands except per SF/Unit Notes: See supporting “2017 Residential Investment Activity” notes on page 43 Number of Transaction Price Per Location Investment Type Transaction Date Buildings SF/Units (1) Value SF/Unit Residential Acquisitions Plaza 8/9 (2) Jersey City, NJ Developable Land 2/3/2017 - 1,739 $114,000 $65,555 Monaco (3) Jersey City, NJ Operating Asset Consolidation 4/3/2017 1 523 315,000 602,295 107 Morgan Street (4) Jersey City, NJ Encumbering Note 8/11/2017 - - 44,700 - 25 Christopher Columbus Jersey City, NJ Developable Land 11/14/2017 - 718 53,000 73,816 Total Residential Acquisitions 1 2,980 $526,700 $162,344

2018 Guidance Rollforward 24 4Q 2017 Company Highlights Low High 2017 Core FFO Per Diluted Share $2.23 $2.23 Same-Store Unlevered Operating NOI: Waterfront ($0.39) ($0.37) Other Office / Flex (0.01) 0.00 Residential 0.01 0.01 Subtotal ($0.39) ($0.36) Investment Activity Unlevered NOI: Development $0.23 $0.25 2017 Office Dispositions (0.25) (0.25) 2017 Office Acquisitions 0.00 0.01 2017 Multifamily Acquisitions 0.04 0.04 2018 Office Dispositions (0.17) (0.11) 2018 Multifamily Dispositions (0.01) 0.00 Subtotal ($0.16) ($0.06) General & Administrative $0.06 $0.06 Interest Expense 0.10 0.08 Rockpoint Distributions (0.03) (0.05) Joint Ventures / Real Estate Services / Other (0.01) 0.00 Subtotal $0.12 $0.09 2018 Core FFO Per Diluted Share $1.80 $1.90

2018 Guidance Assumptions 25 Low High Assumptions Office Occupancy (% year-end leased) 84% 86% Office Same Store GAAP NOI Growth Post Sale Portfolio (18%) (16%) Office Same Store Cash NOI Growth Post Sale Portfolio (17%) (15%) Multifamily Same Store GAAP NOI Growth Post Sale Portfolio 3% 5% Straight-Line Rent Adjustment $10 $14 FAS 141 Mark-to-Market Rent Adjustment $5 $6 Dispositions $375 $425 Base Building CapEx $13 $15 Leasing CapEx $50 $70 G&A $45 $45 Interest Expense $83 $85 4Q 2017 Company Highlights $ in millions

Office Portfolio 4Q 2017

Property Listing

Waterfront					
Building	Location	Total SF	Leased SF	% Leased	Avg. Base Rent + Escalations (5)
101 Hudson	Jersey City, NJ	1,246,283	1,246,283	100.0%	$35.05
Harborside 1	Jersey City, NJ	399,578	197,276	49.4%	47.44
Harborside 2 & 3	Jersey City, NJ	1,487,222	1,134,341	76.3%	37.35
Harborside 4a	Jersey City, NJ	207,670	204,856	98.6%	36.51
Harborside 5	Jersey City, NJ	977,225	916,565	93.8%	42.36
111 River Street	Hoboken, NJ	566,215	511,699	90.4%	38.74
Total Waterfront		**4,884,193**	**4,211,020**	**86.2%**	**$38.34**

Class A Suburban (1)					
Building	Location	Total SF	Leased SF	% Leased	Avg. Base Rent + Escalations (5)
1 Bridge Plaza	Fort Lee, NJ	200,000	168,352	84.2%	$28.52
2115 Linwood Avenue	Fort Lee, NJ	68,000	59,410	87.4%	24.33
101 Wood Avenue S	Iselin, NJ	262,841	262,841	100.0%	32.06
581 Main Street	Woodbridge, NJ	200,000	102,544	51.3%	27.83
333 Thornall Street	Edison, NJ	196,128	188,618	96.2%	34.26
343 Thornall Street	Edison, NJ	195,709	190,790	97.5%	32.54
150 JFK Parkway	Short Hills, NJ	247,476	209,848	84.8%	34.35
51 JFK Parkway	Short Hills, NJ	260,741	255,495	98.0%	51.64
101 JFK Parkway	Short Hills, NJ	197,196	197,196	100.0%	40.66
103 JFK Parkway	Short Hills, NJ	123,000	123,000	100.0%	42.41
Total Class A Suburban		**1,951,091**	**1,758,094**	**90.1%**	**$36.29**

Suburban (2)					
Building	Location	Total SF	Leased SF	% Leased	Avg. Base Rent + Escalations (5)
1 Giralda Farms	Madison, NJ	154,417	154,417	100.0%	$39.73
7 Giralda Farms	Madison, NJ	236,674	148,180	62.6%	35.18
4 Gatehall Drive	Parsippany, NJ	248,480	195,480	78.7%	26.74
9 Campus Drive	Parsippany, NJ	156,495	137,451	87.8%	20.41
325 Columbia Turnpike	Florham Park, NJ	168,144	167,044	99.3%	26.26
100 Schultz Drive	Red Bank, NJ	100,000	57,364	57.4%	28.51
200 Schultz Drive	Red Bank, NJ	102,018	54,970	53.9%	28.24
201 Littleton Road	Morris Plains, NJ	88,369	38,572	43.6%	20.05
3600 Route 66	Neptune, NJ	180,000	180,000	100.0%	24.59
4 Campus Drive	Parsippany, NJ	147,475	124,307	84.3%	24.01
6 Campus Drive	Parsippany, NJ	148,291	120,317	81.1%	25.66
One Sylvan Way	Parsippany, NJ	150,557	122,938	81.7%	32.26
Five Sylvan Way	Parsippany, NJ	151,383	142,588	94.2%	29.00
Seven Sylvan Way	Parsippany, NJ	145,983	103,289	70.8%	28.00
Seven Campus Drive	Parsippany, NJ	154,395	146,604	95.0%	25.76
Two Hilton Court	Parsippany, NJ	181,592	181,592	100.0%	40.47
Eight Campus Drive	Parsippany, NJ	215,265	163,020	75.7%	29.77
2 Dryden Way	Parsippany, NJ	6,216	6,216	100.0%	17.80
600 Horizon Drive (4)	Hamilton, NJ	95,000	95,000	100.0%	24.23
700 Horizon Drive (4)	Hamilton, NJ	120,000	120,000	100.0%	32.88
100 Overlook Center	Princeton, NJ	149,600	134,033	89.6%	31.06
5 Vaughn Drive	Princeton, NJ	98,500	47,495	48.2%	29.73
One River Center 1	Middletown, NJ	122,594	116,982	95.4%	27.59
One River Center 2	Middletown, NJ	120,360	120,360	100.0%	25.66
One River Center 3 & 4	Middletown, NJ	214,518	120,164	56.0%	27.86
23 Main Street	Holmdel, NJ	350,000	350,000	100.0%	17.35
5 Wood Hollow Road	Parsippany, NJ	317,040	317,040	100.0%	25.22
Total Suburban		**4,323,366**	**3,665,423**	**84.8%**	**$27.43**
Total Core Portfolio (3)		**11,158,650**	**9,634,537**	**86.3%**	**$33.84**
Flex Park Portfolio		3,491,612	3,195,006	91.5%	$18.37

Notes:

See supporting "Property Listing" notes on page 44

4Q 2017 Office Portfolio 27

2018 Expirations by Building

Asking rents on vacant space are on average 16.4% higher than expiring rents

Waterfront

Building	Location	Total SF	2018 Expirations SF	2018 Expirations % Total	2018 Expirations In-Place Rent	Current Asking Rent
101 Hudson	Jersey City, NJ	1,246,283	345,060	27.7%	$32.89	$49.00
Harborside 1	Jersey City, NJ	399,578	0	0.0%	-	43.00
Harborside 2 & 3	Jersey City, NJ	1,487,222	12,997	0.9%	41.50	43.00
Harborside 4a	Jersey City, NJ	207,670	0	0.0%	-	43.00
Harborside 5	Jersey City, NJ	977,225	410,625	42.0%	47.85	49.00
111 River Street	Hoboken, NJ	566,215	120,251	21.2%	40.61	49.00
Total Waterfront		**4,884,193**	**888,933**	**18.2%**	**$40.97**	**$48.91**
Waterfront Vacancies (Current)			673,173	13.8%		44.03

Class A Suburban

Building	Location	Total SF	2018 Expirations SF	2018 Expirations % Total	2018 Expirations In-Place Rent	Current Asking Rent
1 Bridge Plaza	Fort Lee, NJ	200,000	38,693	19.3%	$28.97	$30.00
2115 Linwood Avenue	Fort Lee, NJ	68,000	9,700	14.3%	26.06	26.50
101 Wood Avenue S	Iselin, NJ	262,841	8,987	3.4%	32.96	35.00
581 Main Street	Woodbridge, NJ	200,000	3,492	1.7%	25.71	29.50
333 Thornall Street	Edison, NJ	196,128	1,631	0.8%	35.12	35.00
343 Thornall Street	Edison, NJ	195,709	10,921	5.6%	29.74	35.00
150 JFK Parkway	Short Hills, NJ	247,476	2,753	1.1%	33.35	42.00
51 JFK Parkway	Short Hills, NJ	260,741	2,781	1.1%	54.50	55.00
101 JFK Parkway	Short Hills, NJ	197,196	0	0.0%	-	42.00
103 JFK Parkway	Short Hills, NJ	123,000	0	0.0%	-	42.00
Total Class A Suburban		**1,951,091**	**78,958**	**4.0%**	**$30.21**	**$32.21**
Class A Vacancies (Current)			192,997	9.9%		32.92

Expiring SF by Quarter

	1Q 2018	2Q 2018	3Q 2018	4Q 2018	Total 2018
Waterfront	283,604	463,995	110,091	31,243	888,933
Class A Suburban	8,331	29,246	27,060	14,321	78,958
Suburban	97,973	66,150	50,789	56,597	271,509
Flex Parks	31,411	67,607	73,586	79,761	252,365
Total Core Portfolio	**421,319**	**626,998**	**261,526**	**181,922**	**1,491,765**

Suburban

Building	Location	Total SF	2018 Expirations SF	2018 Expirations % Total	2018 Expirations In-Place Rent	Current Asking Rent
1 Giralda Farms	Madison, NJ	154,417	0	0.0%	-	$35.00
7 Giralda Farms	Madison, NJ	236,674	0	0.0%	-	35.00
4 Gatehall Drive	Parsippany, NJ	248,480	20,574	8.3%	$25.56	28.00
9 Campus Drive	Parsippany, NJ	156,495	5,071	3.2%	15.22	27.00
325 Columbia Turnpike	Florham Park, NJ	168,144	5,556	3.3%	28.10	30.00
100 Schultz Drive	Red Bank, NJ	100,000	57,364	57.4%	28.51	28.00
200 Schultz Drive	Red Bank, NJ	102,018	14,604	14.3%	33.30	28.00
201 Littleton Road	Morris Plains, NJ	88,369	5,452	6.2%	19.62	20.00
3600 Route 66	Neptune, NJ	180,000	0	0.0%	-	24.00
4 Campus Drive	Parsippany, NJ	147,475	5,390	3.7%	25.17	27.00
6 Campus Drive	Parsippany, NJ	148,291	20,812	14.0%	28.01	27.00
One Sylvan Way	Parsippany, NJ	150,557	0	0.0%	-	28.00
Five Sylvan Way	Parsippany, NJ	151,383	10,044	6.6%	31.38	31.00
Seven Sylvan Way	Parsippany, NJ	145,983	0	0.0%	-	30.00
Seven Campus Drive	Parsippany, NJ	154,395	18,608	12.1%	28.40	26.00
Two Hilton Court	Parsippany, NJ	181,592	0	0.0%	-	28.00
Eight Campus Drive	Parsippany, NJ	215,265	16,234	7.5%	32.63	31.00
2 Dryden Way	Parsippany, NJ	6,216	0	0.0%	-	14.00
600 Horizon Drive	Hamilton, NJ	95,000	0	0.0%		15.00
700 Horizon Drive	Hamilton, NJ	120,000	0	0.0%		12.50
100 Overlook Center	Princeton, NJ	149,600	58,807	39.3%	30.05	30.00
5 Vaughn Drive	Princeton, NJ	98,500	5,358	5.4%	30.45	31.00
One River Center 1	Middletown, NJ	122,594	0	0.0%	-	29.00
One River Center 2	Middletown, NJ	120,360	27,635	23.0%	26.29	29.00
One River Center 3 & 4	Middletown, NJ	214,518	0	0.0%	-	29.00
23 Main Street	Holmdel, NJ	350,000	0	0.0%	-	13.00
5 Wood Hollow Road	Parsippany, NJ	317,040	0	0.0%	-	26.00
Total Suburban		**4,323,366**	**271,509**	**6.3%**	**$28.50**	**$28.51**
Suburban Vacancies (Current)			657,943	15.2%		29.05
Flex Park Portfolio		**3,491,612**	**252,365**	**7.2%**	**$17.43**	**$22.00**
Flex Park Vacancies (Current)			296,606	8.5%		22.00
Total Core Portfolio		**14,650,262**	**1,491,765**	**10.2%**	**$34.15**	**$39.76**
Total Current Core Vacancies			1,820,719	12.4%		33.85

28

Leasing Activity

Percentage Leased Summary

	Pct. Leased 9/30/2017	Impact of Acquisition/Disposition	Impact of Leasing Activity	Pct. Leased 12/31/2017	Sq. Ft. Leased Commercial	Sq. Ft. Leased Service	Sq. Ft. Unleased
Waterfront	94.0%	0.0%	(7.8%)	86.2%	4,100,489	110,531	673,173
Class A Suburban	89.6%	0.0%	0.5%	90.1%	1,741,073	17,021	192,997
Suburban	85.0%	0.7%	(0.9%)	84.8%	3,496,543	168,880	657,943
Flex Parks	91.3%	0.0%	0.2%	91.5%	3,165,942	29,064	296,606
Subtotals	**90.1%**	**0.3%**	**(2.8%)**	**87.6%**	**12,504,047**	**325,496**	**1,820,719**
Non-Core	74.1%	0.0%	(0.4%)	73.7%	1,793,700	19,136	647,204
TOTALS	**87.4%**	**0.5%**	**(2.3%)**	**85.6%**	**14,297,747**	**344,632**	**2,467,923**

Summary of Leasing Transaction Activity

For the three months ended December 31, 2017

	Number of Transactions	Total Sq. Ft.	Sq. Ft. New Leases	Sq. Ft. Renewed and Other Retained	Average Sq. Ft.	Weighted Avg. Term (Yrs)	Wtd. Avg. Base Rent ($)	Wtd. Avg. Costs Sq. Ft. Per Year ($)
Waterfront	2	58,036	-	58,036	29,018	6.6	$50.55	$6.37
Class A Suburban	6	38,867	21,487	17,380	6,478	7.3	37.95	6.64
Suburban	4	19,631	-	19,631	4,908	6.7	30.03	5.42
Flex Parks	9	67,908	21,673	46,235	7,545	3.8	17.37	1.96
Subtotals	**21**	**184,442**	**43,160**	**141,282**	**8,783**	**5.7**	**$33.49**	**$5.23**
Repositioning	1	35,000	35,000	-	35,000	5.3	$16.06	
Non-Core	16	219,628	1,927	217,701	13,727	7.5	23.23	3.82
TOTALS	**38**	**439,070**	**80,087**	**358,983**	**11,554**	**6.6**	**$26.97**	**$4.35**

For the year ended December 31, 2017

	Number of Transactions	Total Sq. Ft.	Sq. Ft. New Leases	Sq. Ft. Renewed and Other Retained	Average Sq. Ft.	Weighted Avg. Term (Yrs)	Wtd. Avg. Base Rent ($)	Wtd. Avg. Costs Sq. Ft. Per Year ($)
Waterfront	8	122,171	19,409	102,762	15,271	6.7	$48.48	$6.58
Class A Suburban	23	149,995	27,552	122,443	6,522	6.3	33.96	5.23
Suburban	20	107,199	39,555	67,644	5,360	6.7	27.62	5.26
Flex Parks	78	1,210,534	162,982	1,047,552	15,520	7.6	18.69	1.46
Subtotals	**129**	**1,589,899**	**249,498**	**1,340,401**	**12,325**	**7.4**	**$23.02**	**$2.33**
Repositioning	2	105,878	105,878	-	52,939	10.0	$25.06	
Non-Core	60	581,176	63,907	517,269	9,686	6.9	25.51	3.10
TOTALS	**191**	**2,276,953**	**419,283**	**1,857,670**	**9,726**	**7.4**	**$23.75**	**$2.53**

4Q 2017 Office Portfolio 29

Leasing Rollforwards

Rollforwards

For the three months ended December 31, 2017

	Pct. Leased 09/30/17	Inventory 09/30/17	Sq. Ft. Leased 09/30/17	Inventory Reclassed	Space Leased Reclassed	Inventory Acquired/ Disposed	Leased Sq. Ft. Acquired/ Disposed	Expiring/ Adj. Sq. Ft.	Incoming Sq. Ft.	Net Leasing Activity	Inventory 12/31/17	Sq. Ft. Leased 12/31/17	Pct. Leased 12/31/17
Waterfront	94.0%	4,884,193	4,592,611	-	-	-	-	(439,627)	58,036	(381,591)	4,884,193	4,211,020	86.2%
Class A Suburban	89.6%	1,951,091	1,749,132	-	-	-	-	(29,905)	38,867	8,962	1,951,091	1,758,094	90.1%
Suburban	85.0%	4,541,820	3,860,193	-	-	(218,454)	(12,804)	(201,597)	19,631	(181,966)	4,323,366	3,665,423	84.8%
Flex Parks	91.3%	3,491,612	3,189,429	-	-	-	-	(62,331)	67,908	5,577	3,491,612	3,195,006	91.5%
Subtotals	**90.1%**	**14,868,716**	**13,391,365**	**-**	**-**	**(218,454)**	**(12,804)**	**(733,460)**	**184,442**	**(549,018)**	**14,650,262**	**12,829,543**	**87.6%**
Repositioning[1]	-	-	-	-	-	-	-	-	35,000	-	-	-	-
Non-Core	74.1%	2,959,231	2,194,046	-	-	(499,191)	(368,321)	(232,517)	219,628	(12,889)	2,460,040	1,812,836	73.7%
TOTALS	**87.4%**	**17,827,947**	**15,585,411**	**-**	**-**	**(717,645)**	**(381,125)**	**(965,977)**	**439,070**	**(561,907)**	**17,110,302**	**14,642,379**	**85.6%**

For the year ended December 31, 2017

	Pct. Leased 12/31/16	Inventory 12/31/16	Sq. Ft. Leased 12/31/16	Inventory Reclassed	Space Leased Reclassed	Inventory Acquired/ Disposed	Leased Sq. Ft. Acquired/ Disposed	Expiring/ Adj. Sq. Ft.	Incoming Sq. Ft.	Net Leasing Activity	Inventory 12/31/17	Sq. Ft. Leased 12/31/17	Pct. Leased 12/31/17
Waterfront	94.4%	4,884,193	4,608,926	-	-	-	-	(520,077)	122,171	(397,906)	4,884,193	4,211,020	86.2%
Core	87.0%	8,893,852	7,738,170	(8,893,852)	(7,738,170)	-	-	-	-	-	-	-	0.0%
Class A Suburban	0.0%	-	-	1,370,154	1,323,936	580,937	575,691	(291,528)	149,995	(141,533)	1,951,091	1,758,094	90.1%
Suburban	0.0%	-	-	3,730,257	3,317,485	593,109	550,994	(310,255)	107,199	(203,056)	4,323,366	3,665,423	84.8%
Flex	93.1%	5,216,213	4,855,896	(5,216,213)	(4,855,896)	-	-	-	-	-	-	-	0.0%
Flex Parks	0.0%	-	-	5,251,253	4,902,843	(1,759,641)	(1,586,507)	(1,331,864)	1,210,534	(121,330)	3,491,612	3,195,006	91.5%
Subtotals	**90.6%**	**18,994,258**	**17,202,992**	**(3,758,401)**	**(3,049,802)**	**(585,595)**	**(459,822)**	**(2,453,724)**	**1,589,899**	**(863,825)**	**14,650,262**	**12,829,543**	**87.6%**
Repositioning[1]	-	-	-	-	-	-	-	-	105,878	-	-	-	-
Non-Core	79.7%	1,950,153	1,553,669	3,758,401	3,049,802	(3,248,514)	(2,191,011)	(1,180,800)	581,176	(599,624)	2,460,040	1,812,836	73.7%
TOTALS	**89.6%**	**20,944,411**	**18,756,661**	**-**	**-**	**(3,834,109)**	**(2,650,833)**	**(3,634,524)**	**2,276,953**	**(1,463,449)**	**17,110,302**	**14,642,379**	**85.6%**

Notes:

(1) Total square footage of transactions signed at properties being held for repositioning. Square footage not included in inventory, space leased or net leasing activity.

4Q 2017 Office Portfolio 30

31 4Q 2017 Top 15 Tenants Office Portfolio Notes: See supporting “Top 15 Tenants” notes on page 44 Percentage of Annualized Company Square Percentage Year of Number of Base Rental Annualized Base Feet Total Company Lease Properties Revenue ($) (1) Rental Revenue (%) Leased Leased Sq. Ft. (%) Expiration John Wiley & Sons, Inc. 1 15,397,650 3.9 410,604 2.9 (2) Bank Of Tokyo-Mitsubishi UFJ, Ltd. 1 11,388,534 2.9 282,606 2.0 (3) National Union Fire Insurance Company of Pittsburgh, PA 2 11,191,058 2.8 388,651 2.7 (4) Merrill Lynch Pierce Fenner 3 10,742,482 2.7 430,926 3.0 (5) Dun & Bradstreet Corporation 2 7,412,320 1.9 192,280 1.3 2023 Montefiore Medical Center 7 7,176,397 1.8 296,572 2.1 (6) Daiichi Sankyo, Inc. 1 6,640,664 1.7 171,900 1.2 2022 TD Ameritrade Services Company, Inc. 1 6,632,175 1.7 193,873 1.4 2020 DB Services New Jersey, Inc. 1 6,295,800 1.6 125,916 0.9 2019 HQ Global Workplaces, LLC 10 5,642,468 1.4 200,151 1.4 (7) KPMG, LLP 2 5,036,557 1.3 120,947 0.8 (8) ICAP Securities USA, LLC 2 4,699,088 1.2 111,562 0.8 (9) Vonage America, Inc. 1 4,637,500 1.2 350,000 2.4 2023 Investors Bank 2 4,383,791 1.1 139,296 1.0 (10) Pfizer, Inc. 1 4,306,008 1.1 113,316 0.8 2024 Totals 111,582,492 28.3 3,528,600 24.7

Lease Expirations

Expirations by Year

Year of Expiration/Type	Number of Leases Expiring [1]	Net Rentable Area Subject to Expiring Leases (Sq. Ft.)[2][3]	Percentage of Total Leased Square Feet Represented by Expiring Leases (%)	Annualized Base Rental Revenue Under Expiring Leases ($) [4]	Average Annualized Base Rent Per Net Rentable Square Foot Represented by Expiring Leases ($)	Percentage of Annual Base Rent Under Expiring Leases (%)
2018						
Waterfront	23	888,933	6.2	33,407,071	37.58	8.5
Class A Suburban	17	78,958	0.5	2,319,469	29.38	0.6
Suburban	32	271,509	1.9	7,307,618	26.91	1.8
Flex Parks	45	252,365	1.8	4,283,897	16.98	1.1
Subtotal	**117**	**1,491,765**	**10.4**	**47,318,055**	**31.72**	**12.0**
Non-Core	49	355,538	2.5	8,772,973	24.68	2.2
TOTAL – 2018	**166**	**1,847,303**	**12.9**	**56,091,028**	**30.36**	**14.2**
2019						
Waterfront	13	218,621	1.5	9,885,430	45.22	2.5
Class A Suburban	30	322,458	2.3	9,834,793	30.50	2.5
Suburban	32	403,823	2.8	11,138,081	27.58	2.8
Flex Parks	55	508,435	3.5	9,839,152	19.35	2.5
Subtotal	**130**	**1,453,337**	**10.1**	**40,697,456**	**28.00**	**10.3**
Non-Core	26	164,174	1.2	3,908,316	23.81	1.0
TOTAL – 2019	**156**	**1,617,511**	**11.3**	**44,605,772**	**27.58**	**11.3**
2020						
Waterfront	8	70,779	0.5	2,597,918	36.70	0.7
Class A Suburban	26	237,167	1.7	8,125,302	34.26	2.0
Suburban	27	249,594	1.7	6,304,742	25.26	1.6
Flex Parks	43	314,592	2.2	5,686,618	18.08	1.4
Subtotal	**104**	**872,132**	**6.1**	**22,714,580**	**26.04**	**5.7**
Non-Core	45	299,489	2.1	6,959,459	23.24	1.8
TOTAL – 2020	**149**	**1,171,621**	**8.2**	**29,674,039**	**25.33**	**7.5**
2021						
Waterfront	15	366,455	2.6	12,957,089	35.36	3.3
Class A Suburban	11	113,269	0.8	4,991,955	44.07	1.3
Suburban	20	187,580	1.3	5,297,089	28.24	1.3
Flex Parks	28	270,972	1.9	4,258,931	15.72	1.1
Subtotal	**74**	**938,276**	**6.6**	**27,505,064**	**29.31**	**7.0**
Non-Core	34	216,611	1.5	5,040,146	23.27	1.3
TOTAL – 2021	**108**	**1,154,887**	**8.1**	**32,545,210**	**28.18**	**8.3**

Notes:
See supporting "Expirations" notes on page 44

4Q 2017 Office Portfolio 32

Lease Expirations (Cont.)

Expirations by Year (Cont.)

Year of Expiration/Type	Number of Leases Expiring (1)	Net Rentable Area Subject to Expiring Leases (Sq. Ft.)(3)(4)	Percentage of Total Leased Square Feet Represented by Expiring Leases (%)	Annualized Base Rental Revenue Under Expiring Leases ($) (2)	Average Annualized Base Rent Per Net Rentable Square Foot Represented by Expiring Leases ($)	Percentage of Annual Base Rent Under Expiring Leases (%)
2022						
Waterfront	12	253,723	1.8	7,918,028	31.21	2.0
Class A Suburban	11	99,512	0.7	3,263,251	32.79	0.8
Suburban	28	245,640	1.7	6,474,555	26.36	1.7
Flex Parks	37	302,401	2.1	5,268,389	17.42	1.3
Subtotal	**88**	**901,276**	**6.3**	**22,924,223**	**25.44**	**5.8**
Non-Core	24	202,880	1.4	4,253,970	20.97	1.1
TOTAL – 2022	**112**	**1,104,156**	**7.7**	**27,178,193**	**24.61**	**6.9**
2023						
Waterfront	9	299,607	2.1	9,851,601	32.88	2.5
Class A Suburban	13	258,345	1.8	9,488,188	36.73	2.4
Suburban	25	839,622	5.9	20,337,140	24.22	5.1
Flex Parks	29	415,958	2.9	5,737,592	13.79	1.5
Subtotal	**76**	**1,813,532**	**12.7**	**45,414,521**	**25.04**	**11.5**
Non-Core	16	182,453	1.3	4,629,133	25.37	1.2
TOTAL – 2023	**92**	**1,995,985**	**14.0**	**50,043,654**	**25.07**	**12.7**
2024 AND THEREAFTER						
Waterfront	51	2,002,371	14.0	67,402,328	33.66	17.1
Class A Suburban	30	631,364	4.4	23,053,062	36.51	5.9
Suburban	52	1,298,775	9.1	33,485,622	25.78	8.5
Flex Parks	56	1,101,219	7.7	20,531,847	18.64	5.2
Subtotal	**189**	**5,033,729**	**35.2**	**144,472,859**	**28.70**	**36.7**
Non-Core	23	372,555	2.6	9,326,615	25.03	2.4
TOTAL – 2024 AND THEREAFTER	**212**	**5,406,284**	**37.8**	**153,799,474**	**28.45**	**39.1**

Expirations by Type

	Number of Leases Expiring (1)	Net Rentable Area Subject to Expiring Leases (Sq. Ft.)(3)(4)	Percentage of Total Leased Square Feet Represented by Expiring Leases (%)	Annualized Base Rental Revenue Under Expiring Leases ($) (2)	Average Annualized Base Rent Per Net Rentable Square Foot Represented by Expiring Leases ($)	Percentage of Annual Base Rent Under Expiring Leases (%)
TOTALS BY TYPE						
Waterfront	131	4,100,489	28.7	144,019,463	35.12	36.6
Class A Suburban	138	1,741,073	12.2	61,076,021	35.08	15.5
Suburban	216	3,496,543	24.5	90,344,848	25.84	22.9
Flex Parks	293	3,165,942	22.1	55,606,426	17.56	14.1
Subtotal	**778**	**12,504,047**	**87.5**	**351,046,758**	**28.07**	**89.1**
Non-Core	217	1,793,700	12.5	42,890,612	23.91	10.9
Totals/Weighted Average	**995**	**14,297,747**	**100.0**	**$393,937,370**	**$27.55**	**100.0**

Notes:
See supporting "Expirations" notes on page 44

4Q 2017 Office Portfolio 33

Roseland Residential Portfolio 4Q 2017

Roseland Highlights

Roseland (RRT) manages a dynamic portfolio of owned, under construction, and future development assets on the New Jersey Waterfront, with the remaining holdings primarily in high-income, transit oriented suburban locations. We are a premier owner and developer of residential real estate on the New Jersey waterfront with direct access to Hudson Yards and Brookfield Place

- **Platform Poised for Sustained Growth:**
  - 4Q NAV was approximately $1.73B, comprised of $159M of Rockpoint equity and $1.57B of MC equity **($15.61/share)**
  - Rockpoint has an additional $150M capital commitment to Roseland
  - Simplified ownership, with subordinate interests reduced to 542 apartments (**82%** reduction compared to 3,025 units at year-end 2015)
  - Continues efforts to redevelop underperforming office holdings to higher valued residential use (i.e. Signature Place in Morris Plains, NJ)
  - Pipeline of 10,957 units of strategically located land holdings includes **4,807** units in Jersey City and **1,704** units in Port Imperial—nearly all with zoning in place
  - Lease-up communities have absorbed quickly in the market: 2017 Deliveries of **1,162** units are currently **96.7%** leased
  - Rents in our stabilized Jersey City holdings grew by **1.8%** over the last year despite the simultaneous lease-up of several adjacent luxury buildings
  - We forecast continued growth in residential NOI after debt service from the delivery of our **1,944** unit/key in-construction portfolio

	2017	2018	2019
Operating & Construction Apts. (projected)	7,770	9,806	10,556
Future Development Apts.	10,957	8,921	8,171
% Growth in Operating & Construction Units	-	*26.2%*	*7.6%*

4Q 2017 Roseland Residential 35

Development Activity and Cash Flow Growth

$ in millions
(unaudited)

	RRT Nominal Ownership	% Leased As of: As of 2/12/2018	Projected Initial Occupancy	Units	Projected Yield		Total NOI	Projected RRT Share of Stabilized NOI After Debt Service
2017 Lease-Ups								
Urby Harborside	85.00%	96.3%	Q1 2017	762	6.72%		$18.5	$9.9
Chase II at Overlook Ridge	100.00%	97.6%	Q4 2016	292	6.52%		5.2	2.7
Quarry Place at Tuckahoe	100.00%	97.2%	Q4 2016	108	6.61%		2.8	1.1
Total 2017 Lease-Ups	**90.16%**	**96.7%**		**1,162**	**6.66%**		**$26.5**	**$13.7**
In-Construction Portfolio								
Q1 2018 Deliveries								
Signature Place at Morris Plains	100.00%		Q1 2018	197	6.64%		$3.9	$2.2
Residences at City Square	100.00%		Q1 2018	365	6.41%		5.9	3.6
Lofts at 40 Park	25.00%		Q1 2018	59	6.72%		1.2	0.3
Total Q1 2018 Deliveries	**92.87%**			**621**	**6.51%**		**$11.0**	**$6.1**
Q2 2018 Deliveries								
Portside 5/6	100.00%		Q2 2018	296	6.18%		$6.9	$4.0
RiverHouse 11 at Port Imperial	100.00%		Q2 2018	295	6.16%		7.7	4.7
Total Q2 2018 Deliveries	**100.00%**			**591**	**6.17%**		**$14.6**	**$8.7**
Q3 2018 Deliveries								
Marriott Hotels at Port Imperial	90.00%		Q3 2018	372	10.25%		$14.3	$9.5
Total Q3 2018 Deliveries	**90.00%**			**372**	**10.25%**		**$14.3**	**$9.5**
Q4 2020 Deliveries								
PI North – Riverwalk C	40.00%		Q4 2020	360	6.01%		$11.2	$2.6
Total Q4 2020 Deliveries	**40.00%**			**360**	**6.01%**		**$11.2**	**$2.6**
Total In-Construction	**84.70%**			**1,944**	**7.03%**	(1)	**$51.1**	**$26.9**
Total	**86.74%**			**3,106**	**6.89%**		**$77.6**	**$40.6**

Note:
(1) Projected stabilized yield without the Marriott Hotels at Port Imperial is 6.27 percent.

4Q 2017 Roseland Residential 36

Roseland Balance Sheet

$ in thousands
(unaudited)

	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016
ASSETS					
Rental Property					
Land and leasehold interests	$342,170	$335,382	$333,385	$274,618	$210,697
Construction in Progress	419,685	331,574	266,861	239,095	217,920
Buildings and improvements	905,622	909,339	917,777	627,079	582,361
Furniture, Fixtures and Equipment	26,193	25,608	24,361	20,260	18,312
Total Gross Rental Property	**1,693,670**	**1,601,903**	**1,542,384**	**1,161,052**	**1,029,290**
Less: Accumulated Depreciation	(55,087)	(48,542)	(46,724)	(39,794)	(41,186)
Net Investment in Rental Property	**1,638,583**	**1,553,361**	**1,495,660**	**1,121,258**	**988,104**
Assets Held for Sale, Net	2,634	2,311	-	-	-
Total Property Investments	**1,641,217**	**1,555,672**	**1,495,660**	**1,121,258**	**988,104**
Cash and cash equivalents	6,108	8,288	4,935	144,926	17,186
Investments in unconsolidated JV's	237,321	223,628	229,743	241,965	238,498
Unbilled rents receivable, net	1,248	1,512	961	519	165
Deferred Charges & Other Assets	42,974	46,564	43,585	43,404	33,736
Restricted Cash	6,053	6,392	5,138	4,331	3,280
Accounts receivable, net of allowance	2,787	2,086	1,548	2,781	3,559
Total Assets	**$1,937,708**	**$1,844,142**	**$1,781,570**	**$1,559,184**	**$1,284,528**
LIABILITIES & EQUITY					
Mortgages, loans payable & other obligations	$769,743	$698,807	$635,398	$424,957	$283,104
Note Payable to Affiliate	24,924	10,329	5,000	-	-
Accounts pay, accrued exp and other liabilities	79,034	71,499	69,389	51,089	36,945
Rents recv'd in advance & security deposits	3,870	3,871	4,049	2,958	2,406
Accrued interest payable	1,481	1,588	1,294	1,251	420
Total Liabilities	**$879,052**	**786,094**	**715,130**	**480,255**	**322,875**
Redeemable Noncontrolling Interest - Rockpoint	159,884	156,746	153,703	150,527	-
Noncontrolling Interests in Consolidated Joint Ventures	19,069	19,172	19,239	20,468	20,707
Mack-Cali Capital	879,703	882,130	893,498	907,934	940,946
Total Liabilities & Equity	**$1,937,708**	**$1,844,142**	**$1,781,570**	**$1,559,184**	**$1,284,528**

4Q 2017 Roseland Residential 37

Roseland Income Statement

$ in thousands
(unaudited)

	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016
REVENUE:					
Base Rents	$16,424	$16,147	$15,515	$9,350	$9,000
Escalations and recoveries from tenants	510	705	629	417	344
Real Estate Services	4,663	5,218	5,290	5,617	5,986
Parking Income	2,112	2,168	2,223	1,590	1,642
Other Income	571	585	460	460	387
Total Revenue	**$24,280**	**$24,823**	**$24,117**	**$17,434**	**$17,359**
EXPENSES:					
Real Estate Taxes	2,868	3,013	3,013	2,297	1,747
Operating Services	9,207	10,858	10,634	9,978	10,405
Net Operating Income	**$12,205**	**$10,952**	**$10,470**	**$5,159**	**$5,207**
General and Administrative	3,472	2,918	2,960	2,372	3,782
Depreciation and Amortization	8,713	10,997	10,495	4,466	4,910
Total Other Expenses	**$12,185**	**$13,915**	**$13,455**	**$6,838**	**$8,692**
Total Operating Income	**$20**	**($2,963)**	**($2,985)**	**($1,679)**	**($3,485)**
OTHER (EXPENSE) INCOME:					
Interest Expense	($1,982)	($2,164)	($2,002)	-	($1,985)
Interest and other investment income	(29)	42	20	$40	-
Equity in Earnings in Unconsolidated JV's	(1,390)	(2,591)	(3,280)	(464)	(1,061)
Gain on Sale of Investment in Unconsolidated JV's	-	(1,430)	-	5,149	-
Loss from Extinguishment of Debt	(182)	-	-	-	-
Total Other (Expense) Income	**($3,583)**	**($6,143)**	**($5,262)**	**$4,725**	**($3,046)**
Income from Continuing Operations	**($3,563)**	**($9,106)**	**($8,247)**	**$3,046**	**($6,531)**
Discontinued Operations (Net)					
Realized Gain/(Loss) on Asset Disposition	-	$2,915	-	-	($7)
Net Income (Loss)	**($3,563)**	**($6,191)**	**($8,247)**	**$3,046**	**($6,538)**
Noncontrolling Interest in Consolidated JV's	104	67	165	239	146
Redeemable Noncontrolling Interest Distributions	(2,227)	(2,227)	(2,227)	(528)	-
Net Income Available to Common Shareholders	**($5,686)**	**($8,351)**	**($10,309)**	**$2,757**	**($6,392)**

4Q 2017 Roseland Residential 38

Operating & Lease-Up Communities

$ in thousands, except per home

- Q4 2017 Percentage Leased (Stabilized): **96.6%**
- Q4 2017 Avg. Revenue Per Home (Stabilized): **$2,662**

							Operating Highlights							
Operating Communities	Location	Ownership	Apartments	Rentable SF	Avg. Size	Year Complete	Percentage Leased Q4 2017	Percentage Leased Q3 2017	Average Revenue Per Home Q4 2017	Average Revenue Per Home Q3 2017	NOI Q4 2017	NOI Q3 2017	NOI YTD 2017	Debt Balance
Consolidated														
Alterra at Overlook Ridge	Revere, MA	100.00%	722	663,139	918	2008	96.5%	97.9%	$1,947	$1,911	$2,574	$2,107	$9,421	$100,000
The Chase at Overlook Ridge	Malden, MA	100.00%	664	598,161	901	2014	97.6%	97.5%	$1,997	1,924	2,453	1,985	7,234	135,750
Park Square	Rahway, NJ	100.00%	159	184,957	1,163	2009	96.2%	95.0%	2,072	2,046	392	327	1,472	26,567
Riverwatch	New Brunswick, NJ	100.00%	200	147,852	739	1997	92.0%	95.5%	1,847	1,847	644	466	2,056	-
Monaco	Jersey City, NJ	100.00%	523	475,742	910	2011	96.0%	98.3%	3,543	3,576	3,717	3,799	15,062	165,000
Portside at East Pier - 7	East Boston, MA	100.00%	175	156,091	892	2015	97.8%	97.8%	2,760	2,739	1,007	1,008	3,958	58,998
Consolidated		**100.00%**	**2,443**	**2,225,942**	**911**		**96.40%**	**97.48%**	**$2,361**	**$2,334**	**$10,787**	**$9,692**	**$39,203**	**$486,315**
Joint Ventures														
RiverTrace at Port Imperial	West New York, NJ	22.50%	316	295,767	936	2014	95.9%	97.8%	$3,141	$3,211	$1,839	$1,833	$7,273	$82,000
M2	Jersey City, NJ	24.27%	311	273,132	878	2016	98.4%	98.4%	3,398	3,234	2,101	2,014	8,020	74,690
RiverPark at Harrison	Harrison, NJ	45.00%	141	125,498	890	2014	95.0%	96.5%	2,232	2,165	422	342	1,684	30,000
Urby at Harborside [1]	Jersey City, NJ	85.00%	762	474,476	623	2017	97.2%	90.8%	2,820	2,852	2,984	1,521	3,624	189,853
Station House	Washington, DC	50.00%	378	290,348	768	2015	95.0%	95.8%	2,640	2,727	1,841	1,988	7,911	100,070
Joint Ventures		**54.86%**	**1,908**	**1,459,221**	**765**		**96.6%**	**94.6%**	**$2,888**	**$2,898**	**$9,187**	**$7,698**	**$28,512**	**$476,613**
Subordinate Interests[2]														
Marbella	Jersey City, NJ	24.27%	412	369,515	897	2003	96.6%	97.6%	$3,179	$3,217	$2,547	$2,450	$10,224	$95,000
Metropolitan at 40 Park	Morristown, NJ	12.50%	130	124,237	956	2010	99.2%	97.7%	3,383	3,406	798	761	3,149	36,841
Subordinate Interests		**21.45%**	**542**	**493,752**	**911**		**97.2%**	**97.6%**	**$3,228**	**$3,262**	**$3,345**	**$3,211**	**$13,373**	**$131,841**
Total Residential - Stabilized		**73.70%**	**4,893**	**4,178,915**	**854**		**96.6%**	**96.4%**	**$2,662**	**$2,657**	**$23,319**	**$20,601**	**$81,088**	**$1,094,769**
Lease-up / Repositions														
Consolidated														
Quarry Place at Tuckahoe	Eastchester, NY	100.00%	108	105,509	977	2016	84.3%	68.5%	$3,182	$3,236	$203	$173	$274	$41,000
Consolidated		**100.00%**	**108**	**105,509**	**977**		**84.3%**	**68.5%**	**$3,182**	**$3,236**	**$203**	**$173**	**$274**	**$41,000**
Joint Ventures														
Crystal House [3]	Arlington, VA	25.00%	825	738,786	895	1962/2017	94.2%	93.7%	$2,075	$2,072	$3,038	$2,881	$10,465	$165,000
Joint Ventures		**25.00%**	**825**	**738,786**	**895**		**94.2%**	**93.7%**	**$2,075**	**$2,072**	**$3,038**	**$2,881**	**$10,465**	**$165,000**
Total Residential - Operating Communities [4]		**67.29%**	**5,826**	**5,023,210**	**862**		**96.01%**	**95.48%**	**$2,589**	**$2,585**	**$26,560**	**$23,655**	**$91,827**	**$1,300,769**
Total Commercial		**76.72%**		**731,862**			**69.33%**	**69.33%**			**$1,056**	**$1,255**	**$3,881**	**$42,776**

Notes:

See supporting "Operating & Lease-Up Communities" notes on page 44

4Q 2017 Roseland Residential 39

In-Construction Communities

$ in thousands

- Roseland's share of NOI after debt service is projected to approximate **$26.9 million** (approximates to FFO)

				Project Capitalization - Total				Capital as of 4Q-17			Development Schedule				
Community	Location	Ownership	Apartment Homes/Keys	Costs	Debt [1]	MCRC Capital	Third Party Capital	Dev Costs	Debt Balance	MCRC Capital	Start	Initial Occupancy	Project Stabilization	Projected Stabilized NOI	Projected Stabilized Yield
Consolidated															
Marriott Hotels at Port Imperial	Weehawken, NJ	90.00%	372	$139,428	$94,000	$41,868	$3,560	$89,102	$43,674	$41,868	Q3 2015	Q3 2018	Q3 2019	$14,291	10.25%
Residences at City Square	Worcester, MA	100.00%	365	92,713	58,000	34,713	0	72,377	37,821	34,556	Q3 2015	Q1 2018	Q2 2019	5,942	6.41%
Signature Place at Morris Plains	Morris Plains, NJ	100.00%	197	58,651	42,000	16,651	0	49,142	32,491	16,651	Q4 2015	Q1 2018	Q1 2019	3,894	6.64%
Portside 5/6	East Boston, MA	100.00%	296	111,389	73,000	38,389	0	84,166	45,778	38,389	Q4 2015	Q2 2018	Q2 2019	6,882	6.18%
RiverHouse 11 at Port Imperial	Weehawken, NJ	100.00%	295	124,975	78,000	46,975	0	83,579	46,113	37,465	Q1 2016	Q2 2018	Q2 2019	7,693	6.16%
Consolidated		**97.56%**	**1,525**	**$527,156**	**$345,000**	**$178,596**	**$3,560**	**$378,366**	**$205,877**	**$168,929**				**$38,702**	**7.28%**
Joint Ventures															
Lofts at 40 Park	Morristown, NJ	25.00%	59	$17,972	$13,950	$2,011	$2,011	$13,678	$10,207	$1,740	Q3 2016	Q1 2018	Q1 2019	$1,208	6.72%
PI North - Riverwalk C	West New York, NJ	40.00%	360	186,500	112,000	29,800	44,700	43,874	0	17,550	Q4 2017	Q4 2020	Q4 2021	11,150	5.98%
Joint Ventures		**37.89%**	**419**	**$204,472**	**$125,950**	**$31,811**	**$46,711**	**$57,552**	**$10,207**	**$19,290**				**$12,358**	**6.04%**
Total In-Construction Communities		**84.70%**	**1,944**	**$731,628**	**$470,950**	**$210,407**	**$50,271**	**$435,918**	**$216,084**	**$188,219**				**$51,060**	**6.98%** [2]
							2018 MCRC Remaining Capital	238,198	197,354	$22,188					
							2019 MCRC Remaining Capital	46,185	46,185	0					
							2020 MCRC Remaining Capital	11,327	11,327	0					
							Total Remaining Capital	295,710	254,866	22,188					

Notes:

See supporting "In-Construction Communities" notes on page 44

4Q 2017 Roseland Residential 40

Future Start Communities

- As of December 31, 2017, the Company had a future development portfolio of approximately **10,957** residential units
- 2018/2019 probable starts of **2,786** are located in close proximity to operating RRT assets

2018/2019 Probable Starts	Location	Apartments	Current Ownership	Target Start
Plaza 8	Jersey City, NJ	679	100.00%	Early – 2019
25 Christopher Columbus Drive	Jersey City, NJ	718	100.00%	Late – 2018
Urby at Harborside - II	Jersey City, NJ	750	85.00%	Early – 2019
PI South - Building 8/9	Weehawken, NJ	313	100.00%	Early – 2019
Overlook IIIC	Malden, MA	326	100.00%	Late – 2018
2018/2019 Total Probable Starts		**2,786**	**95.96%**	
2018/2019 Possible Starts				
PI South - Office 1/3 [1]	Weehawken, NJ	200	100.00%	
Portside 1-4	East Boston, MA	300	100.00%	
6 Becker Farm	Roseland, NJ	299	100.00%	
233 Canoe Brook Road - Hotel	Short Hills, NJ	240	100.00%	
233 Canoe Brook Road – Residential	Short Hills, NJ	200	100.00%	
1 Water Street	White Plains, NY	304	100.00%	
2018/2019 Total Possible Starts		**1,543**	**100.00%**	

Future Developments	Location	Apartment
Freehold [2]	Freehold, NJ	400
1633 Littleton (repurposing)	Parsippany, NJ	345
Identified Repurposing IIIA	Essex County, NJ	140
Identified Repurposing IIIB	Essex County, NJ	140
Subtotal - Northeast Corridor		**1,025**
Overlook IIIA	Malden, MA	445
Overlook IV	Malden, MA	45
Subtotal - Boston Metro		**490**
Crystal House - III	Arlington, VA	252
Crystal House - Future	Arlington, VA	300
Subtotal - Washington, DC		**552**
51 Washington Street	Conshohoken, PA	304
150 Monument Road	Bala Cynwyd, PA	206
Subtotal - Philadelphia		**510**

Future Developments	Location	Apartment
PI South - Building 16	Weehawken, NJ	131
PI South - Park Parcel	Weehawken, NJ	224
Urby at Harborside - III	Jersey City, NJ	750
Plaza 9	Jersey City, NJ	1,060
Liberty Landing Phase I	Jersey City, NJ	265
Liberty Landing - Future Phases	Jersey City, NJ	585
PI South - Building 2	Weehawken, NJ	200
PI North - Riverbend 6	West New York, NJ	471
PI North - Building I	West New York, NJ	224
PI North - Building J	West New York, NJ	141
Subtotal - Hudson River Waterfront		**4,051**
2018/2019 Probable Starts		**2,786**
2018/2019 Possible Starts		**1,543**
Total Future Start Communities		**10,957**

Notes:

See supporting "Future Start Communities" notes on page 44

4Q 2017 Roseland Residential 41

Residential Equity Requirements

$ in thousands

As summarized in the table below, Mack-Cali is planning on and expects to have excess capital sources available to achieve the following key objectives:

i. Complete Roseland's in-construction portfolio of 1,944 units

ii. Complete Roseland's funding requirement for 2018/2019 Probable Starts comprising 2,786 units

	Comment	Units	Total Cost	Construction Debt	Capital Requirement
USE: In-Construction Portfolio					
In-Construction Portfolio	Represents remaining requirements for the in construction portfolio as summarized on Page 40	1,944	$295,700	$254,900	$40,800
Less: Existing JV Partner Commitments	Represents third party capital commitments (Riverwalk C)				(18,700)
Remaining Roseland Capital (to be funded by Company cash)					**$22,100**
USE: Probable 2018/2019 Starts					
Probable 2018/2019 Starts	Represents five Probable 2018 and 2019 starts in our core geographies in close proximity to existing operations	2,786	$1,380,700	$832,000	$548,700
Less: Land Equity to Date	Represents the Company's existing land equity in Probable Starts (~$55,000/unit)				(155,700)
Less: Existing JV Partner Commitments	Represents third party capital commitments (Urby II)				(28,700)
Roseland Capital Obligation					**$364,300**
Potential Capital Sources					
Rockpoint Capital	Represents the balance on Rockpoint's $300M commitment				$150,000
Construction Refinancings	Represents excess refinancing proceeds upon takeout financing on active in construction portfolio				110,000
Dispositions	Represents select dispositions for redeployment of capital into Roseland's core geographies				163,000
New Project-level Joint Ventures	Represents 50/50 joint ventures on select Roseland Probable Starts (capital source identified)				141,300
Total Roseland Capital Sources					**$564,300**
2018/2019 Start Excess Capital Source Potential (1)					**$200,000**

Notes:
(1) Represents capital sources prior to reinvestment of Roseland cash flow generation.

4Q 2017 Roseland Residential 42

Appendix

$ in thousands

Key Financial Metrics - (Page 6)

(1) Funds from operations ("FFO") is calculated in accordance with the definition of the National Association of Real Estate Investment Trusts (NAREIT). See "Information About FFO, Core FFO and AFFO" on page 16
(2) Includes any outstanding preferred units presented on a converted basis into common units, non-controlling interests in consolidated joint ventures and redeemable non-controlling interests.
(3) Net debt to adjusted EBITDA is defined as the ratio of total consolidated debt to earnings before interest, taxes, depreciation and amortization inclusive of JV distributions.

Balance Sheet - (Page 11)

(1) Includes land held for future development of $154,363 for Office/Corp. and $152,762 for Roseland as of 4Q 2017.
(2) Includes CIP and development in progress of $139,782 for Office/Corp. and $419,685 for Roseland as of 4Q 2017.
(3) Includes mark-to-market lease intangible net assets of $105,702 and mark-to-market lease intangible net liabilities of $49,141 as of 4Q 2017.

Debt Summary & Maturity Schedule - (Page 18)

(1) 2016 term loan, maturing on January 7, 2019, has three year term with two 1-year extension options available. 2017 term loan, maturing on January 25, 2020, has three year term with two 1-year extension options available.
(2) The actual weighted average LIBOR rate for the Company's outstanding variable rate debt was 1.23 percent as of December 31, 2017, plus the applicable spread.
(3) Excludes amortized deferred financing costs primarily pertaining to the Company's unsecured revolving credit facility which amounted to $0.7 million and $3.3 million for the three and twelve months ended December 31, 2017.

Debt Profile - (Page 19)

(1) Effective rate of debt, including deferred financing costs, comprised of the cost of terminated treasury lock agreements (if any), debt initiation costs, mark-to-market adjustment of acquired debt and other transaction costs, as applicable.
(2) On January 8, 2018, the Company prepaid this loan in full upon payment of a fee of approximately $8.4 million using borrowings from the Company's unsecured revolving credit facility.
(3) Senior unsecured debt is rated BBB-/Ba1/BB+ by S&P, Moody's and Fitch respectively.
(4) Cost of terminated treasury lock agreements (if any), offering and other transaction costs and the discount/premium on the notes, as applicable.
(5) Three year term with two 1-year extension options available.

Unconsolidated Joint Ventures- (Page 21)

(1) Amounts represent the Company's share based on ownership percentage.
(2) Unconsolidated Joint Venture reconciliation is as follows:

	4Q 2017
Equity in Earnings of Unconsolidated Joint Ventures	$1,199
Unconsolidated Joint Venture Funds from Operations	3,614
Joint Venture Share of Add-Back of Real Estate-Related Depreciation	4,813
Minority Interest in Consolidated Joint Venture Share of Depreciation	(84)
EBITDA Depreciation Add-Back	**$4,729**

2017 Office Investment Activity - (Page 22)

(1) Acquisitions list gross costs; dispositions list gross sales proceeds.
(2) Ground leased property.
(3) Weighted average cap rate calculated using forward 12-month NOI at period of sale.

2017 Residential Investment Activity - (Page 23)

(1) For development sites, represents target development units.
(2) The Company acquired the 50% joint venture membership interests in Plaza 8/9 for approximately $57 million. The acquisition was funded by a combination of cash and preferred equity issuance.
(3) Transaction represents total asset value; net RRT required capital to acquire remaining membership interest was $140 million (mostly funded by Rockpoint).
(4) Acquired $44.7 million note encumbering site. In addition, entered into a purchase and sale agreement to acquire the site subject to certain conditions.

4Q 2017

43

Appendix - Continued

Property Listing - (Page 27)

(1) The Class A Suburban Portfolio encompasses the category formally known as Urban Core.
(2) The Suburban Portfolio encompasses the category formally known as Suburban Core.
(3) Excludes non-core holdings targeted for sale at 2,460,040 SF; excludes consolidated repositionings taken offline totaling 513,101 SF. Total consolidated office portfolio of 17,623,403 SF.
(4) 700 Horizon Drive is under contract for sale and 600 Horizon Drive has an executed purchase and sale agreement.
(5) Includes annualized base rental revenue plus escalations for square footage leased to commercial and retail tenants only. Excludes leases for amenity, parking and month-to-month tenants. Annualized base rental revenue plus escalations is based on actual December 2017 billings times 12. For leases whose rent commences after January 1, 2018 annualized base rental revenue is based on the first full month's billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

Significant Tenants - (Page 31)

(1) Annualized base rental revenue is based on actual December 2017 billings times 12. For leases whose rent commences after January 1, 2018, annualized base rental revenue is based on the first full month's billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.
(2) 120,251 square feet expire in 2018; 290,353 square feet expire in 2033.
(3) 45,256 square feet expire in 2019; 237,350 square feet expire in 2029.
(4) 271,533 square feet expire in 2018; 117,118 square feet expire in 2019.
(5) 9,356 square feet expire in 2019; 33,363 square feet expire in 2021; 388,207 square feet expire in 2027.
(6) 650 square feet expire in 2018; 295,922 square feet expire in 2032.
(7) 41,549 square feet expire in 2019; 17,855 square feet expire in 2021; 38,930 square feet expire in 2023; 66,014 square feet expire in 2024; 20,395 square feet expire in 2026; 15,408 square feet expire in 2027.
(8) 66,606 square feet expire in 2024; 54,341 square feet expire in 2026.
(9) 90,450 square feet expire in 2018; 21,112 square feet expire in 2025.
(10) 56,360 square feet expire in 2019; 82,936 square feet expire in 2026.

Expirations - (Pages 32-33)

(1) Includes office, office/flex, industrial/warehouse and stand-alone retail property tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.
(2) Includes leases in effect as of the period end date, some of which have commencement dates in the future, and leases expiring December 31, 2017 aggregating 343,217 square feet and representing annualized base rent of $12,957,693 for which no new leases were signed.
(3) Reconciliation to Company's total net rentable square footage is as follows:

	Square Feet
Square footage leased to commercial tenants	14,297,747
Square footage used for corporate offices, management offices, building use, retail tenants, food services, other ancillary service tenants and occupancy adjustments	344,632
Square footage unleased	2,467,923
Total net rentable square footage (excluding ground leases)	**17,110,302**

(4) Annualized base rental revenue is based on actual December 2017 billings times 12. For leases whose rent commences after January 1, 2018 annualized base rental revenue is based on the first full month's billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

Operating & Lease-up Communities - (Page 39)

(1) Property Stabilized in 4Q 2017.
(2) As of December 31, 2017 Priority Capital included Marbella at $7,567 (Prudential); Metropolitan at $22,021 (Prudential).
(3) Percentage Leased excludes 5 units undergoing renovation.
(4) Excludes approximately 83,083 SF of ground floor retail.

In-Construction Communities - (Page 40)

(1) Represents maximum loan proceeds
(2) Projected stabilized yield without the hotel project is 6.27 percent.

Future Start Communities - (Page 41)

(1) Currently approved for approximately 290,000 square feet of office space.
(2) Roseland has signed an acquisition agreement, subject to certain conditions.

4Q 2017 44

Global Definitions

Average Revenue Per Home: Calculated as total apartment revenue for the quarter ended December 31, divided by the average percent occupied for the quarter ended December 31, 2017, divided by the number of apartments and divided by three.

Consolidated Operating Communities: Wholly owned communities and communities whereby the Company has a controlling interest.

Flex Parks: Primarily office/flex properties, including any office buildings located within the respective park.

Future Development: Represents land inventory currently owned or controlled by the Company.

Identified Repurposing Communities: Communities not currently owned by RRT, which have been identified for transfer from Mack-Cali to RRT for residential repurposing.

In-Construction Communities: Communities that are under construction and have not yet commenced initial leasing activities.

Lease-Up Communities: Communities that have commenced initial operations but have not yet achieved Project Stabilization.

MCRC Capital: Represents cash equity that the Company has contributed or has a future obligation to contribute to a project.

Net Asset Value (NAV): The metric represents the net projected value of the Company's interest after accounting for all priority debt and equity payments. The metric includes capital invested by the Company.

Net Operating Income (NOI): Total property revenues less real estate taxes, utilities and operating expenses

Non-Core: Properties designated for eventual sale/disposition or repositioning/redevelopment.

Operating Communities: Communities that have achieved Project Stabilization.

Predevelopment Communities: Communities where the Company has commenced predevelopment activities that have a near-term projected project start.

Project Completion: As evidenced by a certificate of completion by a certified architect or issuance of a final or temporary certificate of occupancy.

Project Stabilization: Lease-Up communities that have achieved over 95 Percentage Leased for six consecutive weeks.

Projected Stabilized NOI: Pro forma NOI for Lease-Up, In-Construction or Future Development communities upon achieving Project Stabilization.

Projected Stabilized Yield: Represents Projected Stabilized NOI divided by Total Costs.

Repurposing Communities: Commercial holdings of the Company which have been targeted for rezoning from their existing office to new multi-family use and have a likelihood of achieving desired rezoning and project approvals.

Subordinated Joint Ventures: Joint Venture communities where the Company's ownership distributions are subordinate to payment of priority capital preferred returns.

Suburban: Long-term hold office properties (excluding Class A Suburban and Waterfront locations); formerly defined as Suburban Core

Third Party Capital: Capital invested by third parties and not Mack-Cali.

Total Costs: Represents full project budget, including land and developer fees, and interest expense through Project Completion.

Class A Suburban: Long-term hold office properties in targeted submarkets; formerly defined as Urban Core.

Waterfront: Office assets located on NJ Hudson River waterfront.

4Q 2017 45

Company Information, Executive Officers & Analysts

Company Information

Corporate Headquarters
Mack-Cali Realty Corporation
Harborside 3, 210 Hudson St., Ste. 400
Jersey City, New Jersey 07311
(732) 590-1010

Stock Exchange Listing
New York Stock Exchange

Trading Symbol
Common Shares: CLI

Contact Information
Mack-Cali Realty Corporation
Investor Relations Department
Harborside 3, 210 Hudson St., Ste. 400
Jersey City, New Jersey 07311

Deidre Crockett, Senior Vice President of Corporate Communications and Investor Relations
Phone: (732) 590-1025
Fax: (201) 434-4707
E-Mail: dcrockett@mack-cali.com
Web: www.mack-cali.com

Executive Officers

Michael J. DeMarco
Chief Executive Officer

Marshall Tycher
Chairman, Roseland Residential Trust

Mitchell E. Rudin
Vice Chairman

Anthony Krug
Chief Financial Officer

Andrew Marshall
President, Roseland Residential Trust and Executive Vice President, Development

Gary Wagner
General Counsel and Secretary

Ricardo Cardoso
EVP and Chief Investment Officer

Christopher DeLorenzo
Executive Vice President, Leasing

Equity Research Coverage

Bank of America Merrill Lynch
James C. Feldman / Scott Freitag
(646) 855-5808 / (646) 855-3197

Citigroup
Michael Bilerman / Emmanuel Korchman
(212) 816-1383 / (212) 816-1382

Green Street Advisors
Jed Reagan
(949) 640-8780

SunTrust Robinson Humphrey, Inc.
Michael R. Lewis
(212) 319-5659

Barclays Capital
Ross L. Smotrich / Trevor Young
(212) 526-2306 / (212) 526-3098

Deutsche Bank North America
Vincent Chao
(212) 250-6799

JP Morgan
Anthony Paolone
(212) 622-6682

BTIG, LLC
Thomas Catherwood / James Sullivan
(212) 738-6140 / (212) 738-6139

Evercore ISI
Steve Sakwa
(212) 446-9462

Stifel Nicolaus & Company, Inc.
John Guinee / Erin Aslakson
(443) 224-1307 / 443-224-1350

Any opinions, estimates, forecasts or predictions regarding Mack-Cali Realty Corporation's performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Mack-Cali Realty Corporation or its management. Mack-Cali does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions.

4Q 2017

46

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS The Company considers portions of this information, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target”, “continue” or comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors about which the Company has made assumptions are: -risks and uncertainties affecting the general economic climate and conditions, which in turn may have a negative effect on the fundamentals of the Company’s business and the financial condition of the Company’s tenants and residents; -the value of the Company’s real estate assets, which may limit the Company’s ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by our properties or on an unsecured basis; -the extent of any tenant bankruptcies or of any early lease terminations; -The Company’s ability to lease or re-lease space at current or anticipated rents; -changes in the supply of and demand for the Company’s properties; -changes in interest rate levels and volatility in the securities markets; -The Company’s ability to complete construction and development activities on time and within budget, including without limitation obtaining regulatory permits and the availability and cost of materials, labor and equipment; -forward-looking financial and operational information, including information relating to future development projects, potential acquisitions or dispositions, and projected revenue and income; -changes in operating costs; -The Company’s ability to obtain adequate insurance, including coverage for terrorist acts; -The Company’s credit worthiness and the availability of financing on attractive terms or at all, which may adversely impact our ability to pursue acquisition and development opportunities and refinance existing debt and the Company’s future interest expense; -changes in governmental regulation, tax rates and similar matters; and -other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants or residents will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors which could impact us and the statements contained herein, see Item 1A: Risk Factors in MCRC’s Annual Report on Form 10-K for the year ended December 31, 2017. We assume no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise. This Supplemental Operating and Financial Data is not an offer to sell or solicitation to buy any securities of the Mack-Cali Reality Corporation (“MCRC”). Any offers to sell or solicitations of the MCRC shall be made by means of a prospectus. The information in this Supplemental Package must be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the MCRC for the same period with the Securities and Exchange Commission (the “SEC”) and all of the MCRC’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-K, the footnotes thereto and the limitations set forth therein. Investors may not rely on the Supplemental Package without reference to the 10-K and the Public Filings. Any investors’ receipt of, or access to, the information contained herein is subject to this qualification. 47 4Q 2017